UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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BOLT TECHNOLOGY CORPORATION

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BOLT TECHNOLOGY CORPORATION
Four Duke Place
Norwalk, Connecticut 06854
(203) 853-0700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 20, 2012

To the Stockholders of Bolt Technology Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of BOLT TECHNOLOGY CORPORATION, a Connecticut corporation (the “Company”), will be held at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854, on Tuesday, November 20, 2012, at 10:00 A.M., Eastern Standard Time, for the following purposes:

(1)	To elect Michael H. Flynn, George R. Kabureck and Raymond M. Soto as directors of the Company to hold office for a term of three years and until their successors are duly elected and shall qualify.
(2)	To hold an advisory vote on the compensation of the Company’s named executive officers.
(3)	To approve the adoption of the Company’s 2012 Stock Incentive Plan.
(4)	To ratify the appointment of McGladrey LLP as the Company's independent accountants for the fiscal year beginning July 1, 2012.
(5)	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on October 1, 2012, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

Directions to the meeting location may be obtained by contacting the Company’s Secretary at (203) 853-0700.

STOCKHOLDERS ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY AT THEIR EARLIEST CONVENIENCE, EVEN IF THEY PLAN TO ATTEND THE MEETING. A RETURN ENVELOPE IS ENCLOSED FOR THIS PURPOSE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Directors,
WILLIAM C. ANDREWS,
Secretary

Dated: October 24, 2012

Important Notice Regarding the Availability of
Proxy Materials for the Stockholder Meeting
to be held on November 20, 2012

This Proxy Statement, the Proxy Card and the Company’s Annual Report to Stockholders
are available at http://www.bolt-technology.com

BOLT TECHNOLOGY CORPORATION
Four Duke Place
Norwalk, Connecticut 06854
(203) 853-0700

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held November 20, 2012

The accompanying proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Bolt Technology Corporation (the “Company”) to be held at the Doubletree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854, on Tuesday, November 20, 2012, at 10:00 A.M., Eastern Standard Time, and at any and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The approximate date on which this Proxy Statement, Notice of Annual Meeting and accompanying proxy card will be first given or mailed to stockholders is October 24, 2012.

Only stockholders of record of the Company’s Common Stock, without par value (the “Common Stock”), at the close of business on October 1, 2012, are entitled to notice of, and to vote the shares of Common Stock held by them on that date at, the Annual Meeting of Stockholders (the “Annual Meeting”) or any adjournments or postponements thereof. On October 1, 2012, there were 8,596,671 shares of Common Stock outstanding, the holders of which are entitled to one vote per share on all matters.

A quorum for the Annual Meeting of Stockholders shall consist of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, present in person or by proxy.

Any stockholder giving a proxy is empowered to revoke it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder may still attend the meeting and vote in person, regardless of whether he has previously given a proxy, but presence at the meeting will not revoke his proxy unless such stockholder votes in person.

If the accompanying proxy card is properly completed, signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein.

Unless contrary instructions are given, the persons designated as proxies in the proxy card will vote (i) FOR the slate of nominees proposed by the Board of Directors, (ii) FOR the advisory vote on the compensation of the Company’s named executive officers, (iii) FOR the adoption of the Company’s 2012 Stock Incentive Plan, (iv) FOR the ratification of the appointment of McGladrey LLP as the Company's independent accountants for the fiscal year beginning July 1, 2012 and (v) with regard to all other matters that may be properly brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxies.

Votes withheld, abstentions and broker non-votes (shares held by brokers or nominees that are present in person or represented by proxy but which are not voted on a particular matter because instructions have not been received from the beneficial owner) will be counted for purposes of determining the presence of a quorum at the Annual Meeting. Directors will be elected by a plurality of votes cast, in person or by proxy, at the Annual Meeting. The vote on the compensation of the Company’s named executive officers is advisory and non-binding. The adoption of the Company’s 2012 Stock Incentive Plan, the ratification of the appointment of McGladrey LLP as the Company's independent accountants and all other matters that properly come before the Annual Meeting will be approved if the votes cast in favor of the matter exceed the votes cast in opposition to the matter. With respect to all matters to be voted upon at the Annual Meeting, votes withheld, abstentions and broker non-votes will not be considered as votes cast and thus will have no effect on the outcome of the vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

A beneficial owner of a security includes any person who directly or indirectly has or shares voting power and/or investment power with respect to such security. Voting power is the power to vote or direct the voting of securities, and investment power is the power to dispose of or direct the disposition of securities. The following table sets forth certain information concerning each person known to the Company or its management who beneficially owned more than 5% of the Company’s Common Stock as of October 1, 2012. All information shown in the table is based solely on information reported on a Schedule 13G filed with the Securities and Exchange Commission on the date indicated in the footnotes to the table.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class(1)
Steven Tannenbaum & Greenwood Investments, Inc. 222 Berkeley Street, 17th Floor Boston, MA 02116(2)	460,324	5.4%

(1)	Percentages are based on 8,596,671 shares of the Company’s Common Stock outstanding on October 1, 2012.
(2)	Steven Tannenbaum, Greenwood Investments, Inc., Greenwood Capital Limited Partnership, Greenwood Investors Limited Partnership and MGPLA, L.P. (collectively, the “Reporting Persons”) jointly filed a Schedule 13G with the Securities and Exchange Commission on November 23, 2011, with respect to the ownership of the Company’s Common Stock. The Schedule 13G states that Mr. Tannenbaum is the President of Greenwood Investments, Inc. (the “General Partner”), which is the sole general partner of each of Greenwood Capital Limited Partnership (“Capital”), Greenwood Investors Limited Partnership (“Investors”) and MGPLA, L.P. (“MGPLA”). The Schedule 13G further states that as of November 17, 2011, the Reporting Persons, in the aggregate, beneficially owned 460,324 shares of Common Stock of the Company, with the beneficial ownership of each Reporting Person being as follows: (i) Capital beneficially owned 200,050 shares of Common Stock; (ii) Investors beneficially owned 202,074 shares of Common Stock; (iii) MGPLA beneficially owned 58,200 shares of Common Stock and (iv) the General Partner, as the sole general partner of each of Capital, Investors and MGPLA, and Mr. Tannenbaum, as the president of the General Partner, each beneficially owned 460,324 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth all equity securities of the Company beneficially owned as of October 1, 2012, by (i) each director and nominee for director, (ii) each executive officer named in the Summary Compensation Table below, and (iii) all directors and executive officers as a group. Except as otherwise indicated, all beneficial ownership reflected in the table represents sole voting and investment power as to the shares of Common Stock listed.

Name	Amount of Shares of Common Stock Owned/Nature of Ownership(1)(2)	Options Exercisable(3)	Total	Percent of Total Class(4)
William C. Andrews	16,500	7,125	23,625	*
Kevin M. Conlisk	21,025	3,750	24,775	*
Joseph Espeso	28,692	7,875	36,567	*
Michael H. Flynn	13,800	5,625	19,425	*
Michael C. Hedger	44,504	7,875	52,379	*
George R. Kabureck	7,917	5,625	13,542	*
Joseph Mayerick, Jr.	13,613	—	13,613	*
Stephen F. Ryan	3,800	11,250	15,050	*
Peter J. Siciliano	1,300	1,875	3,175	*
Gerald A. Smith	18,749	3,750	22,499	*
Raymond M. Soto	193,914	22,500	216,414	2.5%
All Executive Officers and Directors as a Group	363,814	77,250	441,064	5.1%

*	Less than 1% of the Company’s outstanding shares of Common Stock as of October 1, 2012.
(1)	Includes 1,142 shares and 2,812 shares held by the wives of Messrs. Espeso and Soto, respectively (an aggregate of 3,954 shares owned by the wives of all directors and officers as a group), as to which such directors and officers disclaim beneficial ownership.
(2)	Includes 8,300 shares of restricted stock held by Mr. Andrews; 1,400 shares of restricted stock held by Mr. Conlisk; 8,600 shares of restricted stock held by Mr. Espeso; 1,400 shares of restricted stock held by Mr. Flynn; 24,200 shares of restricted stock held by Mr. Hedger; 1,400 shares of restricted stock held by Mr. Kabureck; 1,400 shares of restricted stock held by Mr. Ryan; 300 shares of restricted stock held by Mr. Siciliano; 1,400 shares of restricted stock held by Mr. Smith; and 47,500 shares of restricted stock held by Mr. Soto. Pursuant to the terms of each restricted stock award agreement, each individual has voting power but not investment power as to the shares of restricted stock held by him.
(3)	Represents shares subject to stock options granted under the Company’s Amended and Restated 2006 Stock Option and Restricted Stock Plan that may be acquired within 60 days of October 1, 2012.
(4)	The percentages represent the number of shares listed under the “Total” column divided by the Company’s outstanding shares of Common Stock as of October 1, 2012, plus all shares subject to stock options granted to the individual or group, as applicable, that may be acquired within 60 days of October 1, 2012.

PROPOSAL 1

ELECTION OF DIRECTORS

In accordance with the Company’s Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes, with the directors in each class elected at successive annual meetings for three year terms. The Company’s Board of Directors currently consists of nine members, all of whom are elected by the holders of the Common Stock.

The three directors whose terms are expiring at the Annual Meeting are Michael H. Flynn, George R. Kabureck and Raymond M. Soto. The Nominating Committee has recommended for nomination, and the Board of Directors has nominated, Michael H. Flynn, George R. Kabureck and Raymond M. Soto to stand for election at the Annual Meeting in the class of directors whose term expires at the Company’s Annual Meeting of Stockholders in 2015. Mr. Soto has served as a director of the Company since 1979, and Messrs. Flynn and Kabureck have served as directors of the Company since 2002.

At the Annual Meeting, the accompanying proxy, if properly completed, executed and returned, will be voted (absent contrary instructions) in favor of electing these three nominees as directors. Should any one or all of these nominees become unable to accept nomination or election, which the Board of Directors has no reason to believe will be the case, the persons named in the enclosed form of proxy will vote for the election of such person or persons as the Nominating Committee may recommend for nomination and the Board of Directors may nominate. The other persons listed below will continue in office as directors until the expiration of their terms and until their successors are duly elected and shall qualify.

The Board of Directors recommends a vote “FOR” the slate of nominees described below.

The following table sets forth the name, age and principal occupation for the past five years of, and certain other information (including qualifications to serve on the Board of Directors) for, each of the nominees for election as a director and each of the incumbent directors of the Company.

In addition to the information presented below regarding the specific experience, qualifications, attributes and skills that led the Board of Directors to conclude that each nominee for director and each incumbent director should serve as a director, the Board of Directors also believes that all of the nominees for director and all of the Company’s incumbent directors have a reputation for integrity and honesty and adhere to high ethical standards. Each nominee for director and each incumbent director has also demonstrated business acumen and an ability to exercise sound judgment and each has significant experience as a senior executive of private and/or public companies and/or on other boards and board committees.

Name, Age and Positions, if any, with the Company	Business Experience During Past 5 Years, Other Directorships and Board Qualifications	Director Since
Nominees for Term Expiring in 2015:
Michael H. Flynn, 74, Director	Director of Connecticut Community Bank N.A. since 2003. Director of Yale-New Haven Hospital since 2002 and Yale-New Haven Health System since 1996. Retired in 2006 as Vice Chairman of Connecticut Community Bank N.A.	2002
	In determining that Mr. Flynn should serve on the Company’s Board of Directors, the Nominating Committee has considered, among other qualifications, his experience and expertise in banking and management based on his positions as President and Chief Executive Officer of Westport National Bank for six years and as Vice Chairman of Connecticut Community Bank N.A. for three years, as well as his service as a director on other corporate boards.
George R. Kabureck, 73, Director	Retired in 2001 as Senior Vice President — Administration of Norwalk Hospital.	2002
	In determining that Mr. Kabureck should serve on the Company’s Board of Directors, the Nominating Committee has considered, among other qualifications, his extensive experience and expertise in administration and management based on his history with Norwalk Hospital as Senior Vice President — Administration.
Raymond M. Soto, 73, Chairman, Chief Executive Officer and Director	Chief Executive Officer of the Company since 1990, Chairman of the Company since 1997 and President of the Company from 1990 to November 2011.	1979
	In determining that Mr. Soto should serve on the Company’s Board of Directors, the Nominating Committee has considered, among other qualifications, his 36 year history with the Company, his knowledge of the Company’s history, business and operations and the markets in which the Company operates and his detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its industry, as well as the Company’s customers and suppliers.

Name, Age and Positions, if any, with the Company	Business Experience During Past 5 Years, Other Directorships and Board Qualifications	Director Since
Directors Elected for Term Expiring in 2013:
Joseph Espeso, 70, Senior Vice President — Finance, Chief Financial Officer, Assistant Secretary and Director	Senior Vice President — Finance and Chief Financial Officer of the Company since 2001.	1999
	In determining that Mr. Espeso should serve on the Company’s Board of Directors, the Nominating Committee has considered, among other qualifications, his expertise in finance, accounting and management based on his 11 year history as Senior Vice President — Finance and Chief Financial Officer of the Company, his service as a director of the Company for 13 years and his prior positions as Vice President of the U.S. Group of BNP Paribas and Senior Director at American Express Bank.
Michael C. Hedger, 57, President, Chief Operating Officer and Director	President and Chief Operating Officer of the Company since November 2011, Executive Vice President of the Company from March 2010 to November 2011, and President of A-G Geophysical Products, Inc., a wholly-owned subsidiary of the Company, since 2002.	2007
	In determining that Mr. Hedger should serve on the Company’s Board of Directors, the Nominating Committee has considered, among other qualifications, his extensive experience and expertise in the geophysical exploration industry, his more than 20 year history with A-G Geophysical Products, Inc., including serving as Vice President — Sales prior to becoming President in 2002, and his service as an executive officer of the Company.
Stephen F. Ryan, 77, Director	Retired in 2001 as the Chairman, President, CEO and a Director of Selas Corporation of America (now known as IntriCon Corporation), a diversified international firm engaged in the design, development, engineering and manufacturing of industrial products. Mr. Ryan was a Director of Environmental Tectonics Corporation (“ETC”), a publicly traded company that designs, manufactures and sells training systems for air crew flight simulators and disaster management simulation systems, from March 2009 until July 2011.	2004
	In determining that Mr. Ryan should serve on the Company’s Board of Directors, the Nominating Committee has considered, among other qualifications, his experience in finance and management in manufacturing operations as a result of his 13 years serving as President, Chief Executive Officer and a Director of Selas Corporation of America and his prior service as a director of ETC.

Name, Age and Positions, if any, with the Company	Business Experience During Past 5 Years, Other Directorships and Board Qualifications	Director Since
Directors Elected for Term Expiring in 2014:
Kevin M. Conlisk, 67, Director	A principal and Chief Financial Officer of Alinabal Holdings Corporation, a diversified manufacturer of industrial products, for more than five years. Trustee of Fairfield University since 2004.	1996
	In determining that Mr. Conlisk should serve on the Company’s Board of Directors, the Nominating Committee has considered, among other qualifications, his experience and expertise in finance, accounting and management based on his position as a principal and Chief Financial Officer of Alinabal Holdings Corporation for more than 17 years and his broad range of knowledge of the Company’s history and business through his years of service as a director of the Company.
Peter J. Siciliano, 66, Director	Retired in November 2011 from McGladrey LLP. Mr. Siciliano is a certified public accountant.	2011
	In determining that Mr. Siciliano should serve on the Company’s Board of Directors, the Nominating Committee has considered, among other qualifications, his experience and expertise in public company accounting, compliance matters and internal controls, and management based on his position as a partner at McGladrey for 22 years, his service on McGladrey’s board of directors for 4 years, and his familiarity with the Company having served as the McGladrey partner-in-charge of the independent financial statement audit for the Company’s fiscal year 2005 through fiscal year 2009.
Gerald A. Smith, 66, Director	Retired in 2010 as Senior Executive — Strategic Business Development at ISGN, a mortgage service provider. Chief Executive Officer of Fiserv Lending Solutions, a division of Fiserv, Inc., an independent, full service provider of integrated data processing and information management systems to the financial industry, from 2001 to 2009. Fiserv Lending Solutions Division was sold to ISGN, a mortgage service provider, in 2009.	1993
	In determining that Mr. Smith should serve on the Company’s Board of Directors, the Nominating Committee has considered, among other qualifications, his extensive experience and expertise in finance and management based on his more than 18 year history as a senior executive with Fiserv Lending Solutions and his broad range of knowledge of the Company’s history and business through his years of service as a director of the Company.

GENERAL INFORMATION RELATING TO THE BOARD OF DIRECTORS

During the fiscal year ended June 30, 2012, the Board of Directors held 7 Board meetings and 16 Committee meetings. No director attended fewer than 75% of the total number of meetings of the Board and of the Committees of which he is a member.

The Board of Directors has adopted a policy encouraging its members to attend the Annual Meeting of Stockholders. All of the Company’s directors attended the 2011 Annual Meeting of Stockholders.

The Board of Directors has determined that the following members of the Board and the following nominees for director are “independent” in accordance with the NASDAQ Marketplace Rules: Kevin M. Conlisk, Michael H. Flynn, George R. Kabureck, Stephen F. Ryan, Peter J. Siciliano and Gerald A. Smith. During the fiscal year ended June 30, 2012, the independent members of the Board of Directors held two meetings without the employee directors present.

Board Leadership Structure

The Board of Directors has no policy mandating the combination or separation of the Chairman of the Board and Chief Executive Officer positions and believes that the matter should be considered from time to time based on changes in circumstances. Currently, Raymond M. Soto serves as the Chairman of the Board and Chief Executive Officer. The Board of Directors believes that Mr. Soto’s service as both Chairman of the Board and Chief Executive Officer is in the best interest of the Company and its stockholders. Mr. Soto has more than 35 years experience with the Company and possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company and its industry, as well as the Company’s customers and suppliers. Mr. Soto’s extensive knowledge of the Company and the industry uniquely qualifies him to lead the Board of Directors in focusing on the issues that are most material to the Company. His combined role enables decisive leadership, ensures clear accountability, and enhances the Company’s ability to communicate its message and strategy clearly and consistently to the Company’s stockholders, employees and customers.

Information on Committees of the Board of Directors

The committees of the Board of Directors are the Audit Committee, the Executive Compensation Committee, the Nominating Committee, the Stock Option Committee and the Executive Committee.

Audit Committee.  The Audit Committee is a committee of the Board of Directors established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (15 U.S.C. 78c(a)(58)(A)). The Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including approval in advance of all audit and non-audit services (except as permitted by law) provided to the Company by independent accountants, selection of the independent accountants to perform the annual audit of the Company, review and discussion with the independent accountants of the plan for and the results of the annual audit, and review of the Company’s internal controls and accounting system. The current members of the Audit Committee are Gerald A. Smith (Chairman), Kevin M. Conlisk and Stephen F. Ryan. The Board of Directors has determined that each member of the Audit Committee is “independent” in accordance with the NASDAQ Marketplace Rules. The Board of Directors has also determined that each member of the Audit Committee is an “audit committee financial expert” within the meaning of the rules of the Securities and Exchange Commission. The Audit Committee held five meetings during fiscal year 2012. The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Company’s website at www.bolt-technology.com.

Executive Compensation Committee.  The Executive Compensation Committee oversees the Company’s executive compensation programs and establishes its executive compensation policies. The current members of the Executive Compensation Committee are George R. Kabureck (Chairman), Kevin M. Conlisk and Michael H. Flynn. The Board of Directors has determined that each member of the Executive Compensation Committee is “independent” in accordance with the NASDAQ Marketplace Rules. The Executive Compensation Committee held five meetings during fiscal year 2012. The Board of Directors has adopted a written charter for the Executive Compensation Committee, which is available on the Company’s website at www.bolt-technology.com.

Pursuant to its charter, the Executive Compensation Committee determines, or recommends to the Board of Directors for determination, the compensation level, including annual salary and discretionary bonus, of the

Company’s Named Executive Officers listed in the Summary Compensation Table set forth below in this Proxy Statement, and reviews and recommends to the Board of Directors the form and amount of compensation of members of the Board of Directors, including compensation for committee service or service as chairperson of a committee. The charter permits the Executive Compensation Committee to delegate its authority to subcommittees or to one member, as the Executive Compensation Committee deems appropriate, as long as the subcommittee or individual delegate reports any actions it takes to the whole Executive Compensation Committee at its next scheduled meeting. In fiscal year 2012 the Executive Compensation Committee did not delegate its authority to any subcommittees or members. The Executive Compensation Committee considers input from the Chief Executive Officer with respect to compensation of the Named Executive Officers and directors, although determinations or final recommendations regarding executive compensation are made by the Executive Compensation Committee. Under the charter, the Executive Compensation Committee has the authority to retain third-party consultants to provide advice regarding compensation issues. In fiscal year 2012 the Executive Compensation Committee did not retain a third-party consultant to review the Company’s current policies and procedures with respect to executive compensation. The Executive Compensation Committee also reviews and discusses with the Company’s management the Compensation Discussion and Analysis (“CD&A”) included in the Company’s proxy statement for its annual meeting of stockholders. Based on that review and discussion, the Executive Compensation Committee makes a recommendation to the Board of Directors regarding inclusion of the CD&A in the Company’s annual proxy statement, and issues a report on its review, discussion and recommendation which is included in the Company’s annual proxy statement.

Compensation Committee Interlocks and Insider Participation.  No member of the Executive Compensation Committee served as an officer or employee of the Company during fiscal year 2012 or was formerly an officer of the Company, and no member of the Executive Compensation Committee had any relationships during fiscal year 2012 requiring disclosure by the Company under the Securities and Exchange Commission’s rules relating to disclosure of certain relationships and related transactions. None of the Company’s executive officers served as a member of the board of directors or compensation committee of any other company that had an executive officer serving as a member of the Company’s Board of Directors or Executive Compensation Committee during fiscal year 2012.

Nominating Committee.  The Nominating Committee is primarily responsible for identifying individuals qualified to become directors of the Company and recommending to the Board of Directors candidates to fill vacancies on the Board or to stand for election to the Board by the stockholders. The current members of the Nominating Committee are Michael H. Flynn (Chairman), Kevin M. Conlisk, George R. Kabureck, Stephen F. Ryan and Gerald A. Smith. The Board of Directors has determined that each member of the Nominating Committee is “independent” in accordance with the NASDAQ Marketplace Rules. The Nominating Committee held one meeting during fiscal year 2012. The Board of Directors has adopted a written charter for the Nominating Committee, which is available on the Company’s website at www.bolt-technology.com.

The Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors. The Nominating Committee expects to identify nominees to serve as directors of the Company primarily by accepting and considering the suggestions and nominee recommendations made by directors, management and stockholders. The Nominating Committee has not established specific minimum qualifications for recommended nominees. As a matter of practice, however, the Nominating Committee considers nominees for director based on criteria approved by the Board of Directors, some of which may include their integrity, judgment, independence, financial and business experience, their ability to represent and act on behalf of all stockholders, and the extent to which the nominee would fill a present need on the Board. Consideration of new Board nominee candidates typically involves internal discussions, identification of potential candidates and interviews with selected candidates. Stockholder recommendations will be evaluated in the same manner as any other recommendations received.

The Company does not have a formal policy with regard to the consideration of diversity in identifying nominees for director. The Board of Directors and the Nominating Committee seek to nominate directors with a variety of skills and experience so that the Board will have the necessary expertise to oversee the Company’s business.

For the 2013 Annual Meeting of Stockholders, the Nominating Committee will consider persons recommended by stockholders for inclusion as nominees for election to the Board of Directors that are received by the Secretary of the Company no later than June 26, 2013. Stockholder recommendations must be signed, dated and sent to the Office of the Secretary at the Company’s offices at Four Duke Place, Norwalk, Connecticut 06854, and must include the following information: (i) the name and address of the stockholder making the recommendation; (ii) proof that the stockholder making the recommendation was a stockholder of record and/or beneficial owner of the Company’s Common Stock as of the date of the letter; (iii) the name, address, resume and biographical information of the recommended nominee, information regarding the recommended nominee’s qualifications, and such other information as is required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission; and (iv) the written consent of the recommended nominee to serve as a director of the Company if so nominated and elected.

Stock Option Committee.  The Stock Option Committee is authorized to administer the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “Stock Option and Restricted Stock Plan”) and, if approved by the stockholders at the Company’s Annual Meeting of Stockholders, the Bolt Technology Corporation 2012 Stock Incentive Plan (the “2012 Plan,” and collectively, the “Plans”) in accordance with their terms. Under the terms of the Plans, the Stock Option Committee must be composed of two or more directors who are not employees or officers of the Company. The current members of the Stock Option Committee are Stephen F. Ryan (Chairman), Kevin M. Conlisk, Michael H. Flynn, George R. Kabureck and Gerald A. Smith. The Stock Option Committee held four meetings during fiscal year 2012.

Executive Committee.  The Executive Committee is authorized to exercise the general powers of the Board of Directors managing the business and affairs of the Company between meetings of the Board. The current members of the Executive Committee are Raymond M. Soto (Chairman), Kevin M. Conlisk, Michael C. Hedger and Gerald A. Smith. The Executive Committee did not meet during fiscal year 2012.

Risk Oversight.  The Chief Executive Officer and senior management are primarily responsible for identifying and managing the risks facing the Company, and the Board of Directors oversees these efforts. The Chief Executive Officer and senior management report to the Board of Directors regarding any risks identified and steps it is taking to manage those risks. In addition, the Audit Committee identifies, monitors and analyzes the priority of financial risks, and reports to the Board of Directors regarding its financial risk assessments.

MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company are as follows:

Name	Position
Raymond M. Soto*†	Chairman of the Board, Chief Executive Officer and Director(1)
Michael C. Hedger*†	President, Chief Operating Officer and Director(1)
Joseph Espeso*	Senior Vice President — Finance, Chief Financial Officer, Assistant Secretary and Director
William C. Andrews*	Vice President — Administration and Compliance and Secretary
Kevin M. Conlisk	Director(1)(2)(3)(4)(5)
Michael H. Flynn	Director(3)(4)(5)
George R. Kabureck	Director(3)(4)(5)
Stephen F. Ryan	Director(2)(4)(5)
Peter J. Siciliano	Director
Gerald A. Smith	Director(1)(2)(4)(5)

*	The Company’s Chief Executive Officer (Raymond M. Soto), Chief Financial Officer (Joseph Espeso), the Company’s other two executive officers (Michael C. Hedger and William C. Andrews) and, for matters relating to fiscal year 2012, Joseph Mayerick Jr., who served as the Senior Vice President — Marketing of the Company from 1991 until his retirement on June 30, 2012, are referred to collectively as the “Named Executive Officers” and each as a “Named Executive Officer.”
†	Mr. Hedger became President and Chief Operating Officer in November 2011. Mr. Hedger served as Executive Vice President from March 2010 to November 2011. Mr. Soto, who served as President from 1990 to 2011, continues to serve as the Company’s Chairman and Chief Executive Officer.
(1)	Member of the Executive Committee
(2)	Member of the Audit Committee
(3)	Member of the Executive Compensation Committee
(4)	Member of the Nominating Committee
(5)	Member of the Stock Option Committee

Mr. Andrews, 52, joined the Company in September 2007 and was elected Vice President —
Administration and Compliance and Secretary on November 20, 2007. Prior to joining the Company, Mr. Andrews was employed for a total of 13 years by Pitney Bowes Inc., most recently from 2005 to 2007. Mr. Andrews served in various capacities within Pitney Bowes Inc., including serving as Director, Finance —
Latin America and US Dealer Channels and Director of Compliance and Controls — Finance Shared Services.

See “Election of Directors” for biographies of each director and each other executive officer.

Code of Ethics

The Board of Directors has adopted a Code of Ethics applicable to the Company’s directors, officers and employees. The Code of Ethics is available on the Company’s website at www.bolt-technology.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

James Hedger, the Company’s Vice President — Engineering for its seismic energy sources segment, is the brother of Michael C. Hedger, who is the President, Chief Operating Officer and a director of the Company and the President of its wholly-owned subsidiary, A-G Geophysical Products, Inc. In fiscal year 2012, James Hedger’s compensation was approximately $185,000.

Review, Approval or Ratification of Transactions with Related Persons

In addition to the policies in the Company’s Code of Ethics regarding transactions with related persons, the Audit Committee is responsible for review, oversight and approval of all transactions between the Company and any related person (as defined in the Securities and Exchange Commission’s rules).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The objectives and major elements of the Company’s executive compensation program remained consistent in fiscal year 2012. The Company’s executive compensation program for its Named Executive Officers continues to be performance-based, and a significant portion of each Named Executive Officer’s total annual compensation is at risk and dependent upon the Company’s performance. This performance-based compensation program is intended to align the Named Executive Officers’ interests with those of the Company’s stockholders and to promote the creation of stockholder value, without encouraging excessive risk-taking. In addition, the equity awards made to the Named Executive Officers as part of the executive compensation program are intended to reward long-term stock performance.

Each Named Executive Officer’s annual compensation includes a base salary and a discretionary bonus award. The discretionary bonus component consists of cash bonus awards and long-term incentive compensation through awards of stock options and restricted stock. There are no formulas regarding the relative mix of these compensation elements, and the relative mix may vary from individual to individual. Each Named Executive Officer’s total annual compensation is based on an evaluation of the responsibilities and performance of that individual, as well as the Company’s overall performance. Among the factors that may be considered as to any Named Executive Officer’s responsibilities and performance are:

º	The Company’s financial performance for the fiscal year, including its revenues, profits, and cash position.
º	Responsibilities for internal regulatory compliance and controls, including as to accounting and financial matters.
º	Development and implementation of strategic initiatives.
º	Development and management of customer relationships and sales activity.
º	Research and development for new products and product improvements.
º	Efficiencies or improvements to the Company’s business, operations or manufacturing and administrative functions.
º	Such other factors as appropriate to the Named Executive Officer’s performance and compensation.

Role of the Executive Compensation Committee (the “Compensation Committee”)

The Compensation Committee assists the Board of Directors in fulfilling its responsibilities with respect to oversight and determination of compensation to the Named Executive Officers. The Compensation Committee make subjective determinations based on management’s recommendations and the Compensation Committee’s assessment of the factors listed above as applied to each Named Executive Officer’s responsibilities and performance. The Compensation Committee’s recommendations for stock option grants and restricted stock awards to the Named Executive Officers are reviewed and approved by the Stock Option Committee. The executive compensation package, and the specific components included in such package, proposed for each Named Executive Officer is then reviewed and approved by the independent members of the Board of Directors. The Compensation Committee historically has not engaged compensation consultants in its compensation review and decisions and did not engage compensation consultants in fiscal year 2012. The Compensation Committee’s composition, functions, duties and responsibilities are described in this Proxy Statement under “General Information Relating to the Board of Directors — Information on Committees of the Board of Directors — Executive Compensation Committee.”

In 2011, the Company's stockholders approved the “say on pay” compensation proposal for Named Executive Officers as described in the Company's 2011 proxy statement with 79% of the votes cast voting “for” the compensation proposal. The Compensation Committee considered this favorable result in assessing whether any changes should be made in the Company's executive compensation program for 2012 and concluded that it demonstrated stockholder support of the Company's executive compensation program.

Deductibility of Executive Compensation

Subject to certain exceptions, Section 162(m) of the Internal Revenue Code limits to $1,000,000 a year the deduction that a public company may take for compensation paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement.

Executive Compensation Components

The Company’s executive compensation philosophy is designed to attract, retain and reward capable employees who contribute to the Company’s success through two principal components: (i) base salary and (ii) discretionary cash and long-term incentive compensation bonus. The Company also provides certain Named Executive Officers with specific perquisites and severance benefits, in addition to the benefits available to all eligible employees, such as health, disability and life insurance and participation in a 401(k) savings plan with a Company match component. These principal components of the Company’s executive compensation program overall are combined in an effort to provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company’s executive officers with those of the Company’s stockholders. Individual compensation will vary based on factors such as scope of responsibility, performance, ability and retention risk. The Company has employment agreements with its Chief Executive Officer and with its President and Chief Operating Officer. These employment agreements each have certain specific terms regarding compensation components for such Named Executive Officers discussed in more detail below. The Compensation Committee does not engage in benchmarking by using specific compensation data about other companies as a reference point.

Base Salary.  The Compensation Committee seeks to maintain base salaries for the Named Executive Officers at levels that the Compensation Committee believes are competitive and reasonable based on its general business experience and knowledge of the Company. The base salaries of Mr. Soto, the Company’s Chairman and Chief Executive Officer, and of Mr. Hedger, the Company’s President and Chief Operating Officer and the President of the Company’s wholly-owned subsidiary, A-G Geophysical Products, Inc.
(“A-G”), are determined pursuant to their employment agreements. For fiscal year 2012, Mr. Soto’s base salary was $529,000, and Mr. Hedger’s base salary was $424,000. The terms of Mr. Soto’s and Mr. Hedger’s employment agreements are described in greater detail in this Proxy Statement following the Summary Compensation Table set forth below.

The base salaries of the Company’s other Named Executive Officers are determined on an individual basis and are based on a periodic review and evaluation of a number of factors, including job responsibilities, an evaluation of individual performance and contributions, the individual’s historical pay levels and the recommendation of the Chief Executive Officer. The Compensation Committee does not consider any one factor more important than any other and does not use any particular formula to arrive at base salary levels. For fiscal year 2012, the base salary of each of Mr. Espeso, Senior Vice President — Finance and Chief Financial Officer, and Mr. Mayerick, who retired from his position as Senior Vice President — Marketing on June 30, 2012, was $245,000, and the base salary of Mr. Andrews, Vice President — Administration and Compliance and Secretary, was $207,000.

Annual Discretionary Cash and Long-Term Incentive Compensation Bonus.  The Compensation Committee has not adopted any formal guidelines for determining annual discretionary cash or long-term incentive compensation bonuses, except as provided in applicable employment agreements. The Compensation Committee does observe an overall limitation that total bonuses to the Named Executive Officers with respect to a fiscal year cannot exceed 15% of the Company’s operating earnings, excluding any bonuses to the Named Executive Officers for that fiscal year.

To promote its long-term objectives, the Company has made equity awards in the form of stock options and restricted stock to employees, officers and directors under the Company’s Stock Option and Restricted Stock Plan. Since equity awards may vest and grow in value over time, this component of the Company’s compensation program is designed to reward performance over a sustained period. The Company intends these awards to strengthen the focus of employees, officers and directors who receive them on managing the Company from the perspective of a person with an equity stake in the Company.

The Company’s Stock Option Committee periodically considers stock option and restricted stock awards to employees and directors based on management recommendations. Awards to Named Executive Officers are based on recommendations of the Compensation Committee. All of the Company’s stock options are granted at an exercise price of not less than the fair market value of the Company’s Common Stock on the date of grant. Restricted stock awards are granted for such consideration as determined by the Stock Option Committee. The holders of restricted stock remaining subject to risk of forfeiture are entitled to receive non-forfeitable dividends on such restricted stock in the same amount and at the same time as dividends are paid to all other stockholders of the Company.

Prior to the end of the Company’s fiscal year, the Compensation Committee receives a recommendation from the Chief Executive Officer with respect to discretionary cash bonuses and long-term incentive compensation bonuses for the Named Executive Officers (including himself) for the fiscal year. The Chief Executive Officer’s recommendations are based on management’s preliminary estimate of the Company’s financial results for that fiscal year and assessment of his and the other Named Executive Officers’ individual contributions to the Company’s performance during such fiscal year. The Compensation Committee considers the Chief Executive Officer’s recommendation, the Company’s performance, the Named Executive Officer’s performance and contributions during the fiscal year, and other factors it thinks appropriate. The Compensation Committee then determines if a discretionary bonus will be awarded to each Named Executive Officer, and makes a recommendation on the amount of any discretionary bonus for such individual. The Compensation Committee does not use any particular formula to determine the annual discretionary cash bonus or long-term incentive compensation bonus paid to a specific Named Executive Officer. The Chief Executive Officer’s overall responsibility for decision-making and the Company’s performance are factored into the scale of the Chief Executive Officer’s annual discretionary cash and long-term incentive compensation bonus compared to those of the other Named Executive Officers. Similarly, the President and Chief Operating Officer’s responsibilities for the Company operations, as well as his overall responsibility for its subsidiary, A-G, are factored into the scale of his compensation compared to the other Named Executive Officers.

The Compensation Committee reviews its initial recommendations based on the Company’s audited financial results for the fiscal year. The Compensation Committee’s recommendations with respect to executive compensation are then reviewed by the Stock Option Committee as to the equity awards, and by the independent members of the Board of Directors.

Cash and Long-Term Incentive Compensation Bonuses for Fiscal Year 2012.  In determining whether to make discretionary bonus awards with respect to fiscal year 2012, the Compensation Committee gave weight to the fact that the Company’s operating earnings for fiscal year 2012 were stronger than the Company’s operating earnings for fiscal year 2011. The Compensation Committee considered the contributions of each of the Named Executive Officers during the fiscal year in determining individual bonus awards. The Compensation Committee considered the availability of stock options and restricted stock awards under the Company’s Stock Option and Restricted Stock Plan, and recommended that long-term incentive compensation bonuses in the form of restricted stock awards be made to several of the Named Executive Officers in addition to discretionary cash bonus awards. In determining the amount of the discretionary cash bonus recommended for each Named Executive Officer, the Compensation Committee also took into account the recommended long-term incentive compensation award to the Named Executive Officers, in order to assess the appropriateness of the entire recommended bonus award.

The Compensation Committee and the independent members of the Board of Directors approved the following cash bonuses with respect to fiscal year 2012:

Mr. Soto – $225,000

  Mr. Hedger – $227,000

 Mr. Espeso – $75,000

   Mr. Mayerick – $75,000

  Mr. Andrews – $40,000

Each of these amounts include a discretionary bonus paid by the Company to certain of its salaried employees, including the Named Executive Officers, at the end of calendar year 2011 equal to approximately one-month’s salary.

In conjunction with the discretionary cash bonus awards, the Compensation Committee recommended and the Stock Option Committee approved the following restricted stock awards to those Named Executive Officers set forth below:

Mr. Soto – 12,500 shares

  Mr. Hedger – 12,500 shares

  Mr. Andrews – 2,000 shares

The shares of restricted stock granted to Messrs. Soto, Hedger and Andrews are subject to a risk of forfeiture, which generally lapses in five equal annual installments commencing one year after the date of grant and ending five years after the date of grant. Mr. Soto’s restricted stock award agreements were amended in September 2012 to provide that if Mr. Soto’s employment terminates before the end of such five-year period due to his retirement, death or disability, the risk of forfeiture with respect to any such restricted stock held by Mr. Soto will lapse on the date of such events. Mr. Hedger’s restricted stock award agreements were amended in September 2012 to provide that if Mr. Hedger’s employment terminates before the end of such five-year period due to his retirement at or after he has reached age 65, death or disability, the risk of forfeiture with respect to any such restricted stock held by Mr. Hedger will lapse on the date of such events. The risk of forfeiture with respect to any restricted stock held by Messrs. Soto, Hedger and Andrews also lapses immediately prior to the consummation of a Change of Control (as defined in the restricted stock award agreements), unless, in the case of Mr. Andrews only, Mr. Andrews ceases to be employed with the Company upon such Change of Control or the acquiring or successor entity (or parent thereof) in the Change of Control transaction provides for the continuance or assumption of such restricted stock award agreement or the substitution for such restricted stock award agreement of a new agreement of comparable value covering shares of a successor corporation.

Mr. Soto received a discretionary cash bonus and a long-term incentive compensation bonus for fiscal year 2012 which were larger than those granted to the other Named Executive Officers, with the exception of the cash bonus awarded to Mr. Hedger. The bonuses were awarded in recognition of Mr. Soto’s overall responsibilities with respect to the performance of the entire Company.

Under the terms of Mr. Hedger’s employment agreement, the sum of his cash bonus plus his base salary for each of fiscal years 2011, 2012 and 2013 is required to be not less than $75,000 plus 3.5% of A-G’s sales for such fiscal year. For fiscal year 2012, Mr. Hedger’s base salary was $424,000, and the minimum cash bonus amount required under his employment agreement was approximately $187,000. Mr. Hedger received a discretionary cash bonus that was 21% higher than the amount required by his employment agreement and a long-term incentive compensation bonus. These bonus awards reflect his increased responsibilities and performance as President and Chief Operating Officer of the Company.

Mr. Espeso, the Company’s Senior Vice President — Finance, Chief Financial Officer, and Mr. Mayerick, who served as the Senior Vice President — Marketing of the Company until his retirement on June 30, 2012, have different areas of responsibility and their performances are reviewed separately. Historically their responsibilities and performance have been considered to be at comparable levels. They have generally received equal discretionary cash bonuses and long-term incentive compensation bonuses. For fiscal year 2012, their contributions to the Company were again considered to be comparable and, as a result, they received the same discretionary cash bonus. In determining the amount of the discretionary cash bonus recommended for each of Messrs. Espeso and Mayerick, the Compensation Committee took into account the recommendation that neither Mr. Espeso nor Mr. Mayerick be awarded a long-term incentive compensation bonus for fiscal year 2012. Mr. Andrews received a discretionary cash bonus and a long-term incentive compensation bonus that reflected his responsibilities and performance during fiscal year 2012.

Insurance Benefits.  The Company maintains health, disability and group life insurance coverage for its eligible employees, including the Named Executive Officers. In addition, the Company reimburses certain medical expenses for certain of its Named Executive Officers that are not covered under the Company’s health insurance program, up to a maximum per fiscal year of $10,000 for Mr. Soto, $3,000 each for Messrs. Espeso and Andrews, and, for fiscal year 2012, $3,000 for Mr. Mayerick.

Perquisites.  The Company pays for an automobile lease for each of the Named Executive Officers. In addition, certain of the Named Executive Officers are entitled to have the Company pay for club dues and the premiums on certain life insurance policies.

Severance Benefits.  Mr. Soto and Mr. Hedger are each entitled to receive certain severance payments and other benefits in certain circumstances such as termination without “cause” or a change of control, each as specified in the individual’s employment agreement. Messrs. Andrews and Espeso participate in a severance compensation plan, pursuant to which they are entitled to receive certain severance payments in specific circumstances. The terms of these arrangements are summarized below under “Potential Payments Upon Termination or Change-in-Control.” These severance benefits are intended to encourage the performance of each Named Executive Officer by removing certain uncertainties as to an unexpected termination of employment.

401(k) Savings Plan.  The Bolt Technology Corporation 401(k) Savings Plan is the primary retirement benefit offered to the Company’s employees, including the Named Executive Officers. Participants may generally contribute to the 401(k) Savings Plan annually up to the maximum amount permitted under the Internal Revenue Code of 1986, as amended. The Company provides to participants a matching contribution equal to 50% of the first 6% of the participant’s eligible compensation not to exceed limits on eligible compensation imposed by the Internal Revenue Code. The Company does not have a defined benefit plan or provide other retirement benefits to its employees. The employees of SeaBotix Inc., a wholly-owned subsidiary of the Company, are covered under a separate 401(k) savings plan.

EXECUTIVE COMPENSATION COMMITTEE REPORT

The Executive Compensation Committee and the Stock Option Committee have each reviewed and discussed the Compensation Discussion and Analysis with management.

Based on this review and discussion, the Executive Compensation Committee and the Stock Option Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Executive Compensation Committee
George R. Kabureck, Chairman
Kevin M. Conlisk
Michael H. Flynn

Stock Option Committee
Stephen F. Ryan, Chairman
Kevin M. Conlisk
Michael H. Flynn
George R. Kabureck
Gerald A. Smith

Summary Compensation Table

The following table summarizes the total compensation paid by the Company for fiscal years 2012, 2011 and 2010 to the Company’s Named Executive Officers, consisting of the Chief Executive Officer, Chief Financial Officer and the Company’s other three executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Raymond M. Soto Chairman and Chief Executive Officer	2012	529,200	225,000	186,125	—	137,267	(2)	1,077,592
	2011	504,000	110,000	214,200	—	94,117		922,317
	2010	480,000	200,000	99,700	—	94,794		874,494
Michael C. Hedger(3) President and Chief Operating Officer of the Company and President of A-G	2012	424,000	227,000	186,125	—	56,581	(4)	893,706
	2011	400,000	248,000	80,325	—	41,309		769,634
	2010	534,983	29,015	31,950	—	22,122		618,070

Joseph Espeso Senior Vice President – Finance, Chief Financial Officer and Assistant Secretary	2012	245,000	75,000	—	—	27,792	(5)	347,792
	2011	233,000	25,000	42,840	—	16,169		317,009
	2010	227,000	40,000	24,925	—	16,898		308,823

Joseph Mayerick, Jr.(6) Former Senior Vice President – Marketing and Assistant Secretary	2012	245,000	75,000	—	—	34,556	(7)	354,556
	2011	233,000	25,000	42,840	—	22,348		323,188
	2010	227,000	40,000	24,925	—	21,727		313,652

William C. Andrews Vice President – Administration and Compliance and Secretary	2012	207,000	40,000	29,780	—	24,784	(5)	301,564
	2011	195,500	20,000	32,130	—	15,495		263,125
	2010	190,500	30,000	14,955	—	13,242		248,697

(1)	Represents the aggregate grant date fair value for all restricted stock awards or stock options, as applicable, made to the Named Executive Officers with respect to the fiscal year indicated, computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Compensation — Stock Compensation. For information about the assumptions made in these valuations, refer to “Note 10 — Stock Options and Restricted Stock” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.
(2)	Mr. Soto’s “All Other Compensation” is composed of reimbursement of medical expenses not covered under the Company’s health insurance program, car lease payments, club membership dues, contribution to the Company’s 401(k) Savings Plan, $57,800 for premiums for certain life insurance policies maintained by the Company for Mr. Soto and dividends paid during fiscal year 2012 on restricted stock awards subject to risk of forfeiture. Mr. Soto has the right to designate the beneficiary of such life insurance policies and in the event of the termination of his employment, for any reason, ownership of the life insurance policies transfers to Mr. Soto or his designee.
(3)	In March 2010, Mr. Hedger was elected Executive Vice President of the Company, and in November 2011, Mr. Hedger was elected President and Chief Operating Officer of the Company. For fiscal year 2010, Mr. Hedger received a base salary of $75,000 plus sales commissions equal to 3.5% of A-G’s sales for fiscal year 2010. Beginning in fiscal year 2011, the terms of Mr. Hedger’s employment agreement were amended to provide for an increased annual base salary ($400,000 for fiscal year 2011, with minimum 5% annual increases) and a discretionary performance bonus to be determined from time to time by the Board of Directors; provided that his total compensation for fiscal years 2011, 2012 and 2013 may not be less than what he would have received under the prior compensation structure, which included both sales commissions of 3.5% of A-G’s sales and a base annual salary of $75,000.

(4)	Mr. Hedger’s “All Other Compensation” is composed of car lease payments, contribution to the Company’s 401(k) Savings Plan, premiums for a life insurance policy maintained by the Company for Mr. Hedger and dividends paid during fiscal year 2012 on restricted stock awards subject to risk of forfeiture. Mr. Hedger has the right to designate the beneficiary of such life insurance policy and in the event of the termination of his employment, for any reason, ownership of the life insurance policy transfers to Mr. Hedger or his designee.
(5)	Mr. Espeso’s and Mr. Andrews’ “All Other Compensation” is composed of reimbursement of medical expenses not covered under the Company’s health insurance program, car lease payments, contribution to the Company’s 401(k) Savings Plan and dividends paid during fiscal year 2012 on restricted stock awards subject to risk of forfeiture.
(6)	Mr. Mayerick retired from the Company on June 30, 2012.
(7)	Mr. Mayerick’s “All Other Compensation” is composed of reimbursement of medical expenses not covered under the Company’s health insurance program, car lease payments, club membership dues, premiums for certain life insurance policies maintained by the Company for Mr. Mayerick and dividends paid during fiscal year 2012 on restricted stock awards subject to risk of forfeiture. Upon Mr. Mayerick’s retirement on June 30, 2012, ownership of the life insurance policies was transferred to Mr. Mayerick.

Mr. Soto is party to an employment agreement with the Company. The current term of Mr. Soto’s employment agreement expires on June 30, 2015, subject to extension. The agreement provides for, among other things, a minimum 5% annual increase in base annual salary, subject to upward adjustment at the discretion of the Board of Directors, a discretionary performance bonus to be determined from time-to-time by the Board of Directors, and certain perquisites, such as payment for use of an automobile and club dues. Pursuant to the employment agreement, the Company maintains certain life insurance policies for Mr. Soto’s benefit. Mr. Soto is entitled to have ownership of the life insurance policies transferred to him or his designee upon termination of his employment for any reason. The employment agreement will terminate in the event of Mr. Soto’s death and may be terminated by the Company in the event of Mr. Soto’s disability or for cause (as such term is defined in the employment agreement). Mr. Soto is entitled to receive certain benefits if the Company terminates his employment other than for cause or if he terminates his employment for Good Reason (as such term is defined in the employment agreement). See “Potential Payments Upon Termination or Change-in-Control” below for the definition of Good Reason and a summary of the benefits Mr. Soto would receive upon termination pursuant to his employment agreement.

Mr. Hedger is party to an employment agreement with A-G. The current term of Mr. Hedger’s employment agreement expires on June 30, 2015, subject to extension. The agreement provides for, among other things, a minimum 5% annual increase in base annual salary, subject to upward adjustment at the discretion of the Board of Directors, a discretionary performance bonus to be determined from time-to-time by the Board of Directors (subject to the requirement that the sum of his base annual salary plus the performance bonus for fiscal year 2013 may not be less than what he would have received under the prior compensation structure, which included both sales commissions of 3.5% of A-G’s sales and a base annual salary of $75,000), and certain perquisites, such as payment for use of an automobile. Pursuant to the employment agreement, the Company maintains a life insurance policy for Mr. Hedger’s benefit. Mr. Hedger is entitled to have ownership of the life insurance policy transferred to him or his designee upon termination of his employment for any reason. The agreement may be terminated by A-G for cause (as such term is defined in the employment agreement). Mr. Hedger is entitled to receive certain benefits if A-G terminates his employment other than for cause or if he terminates his employment for Good Reason (as such term is defined in the employment agreement). See “Potential Payments Upon Termination or Change-in-Control” below for the definition of Good Reason and a summary of the benefits Mr. Hedger would receive upon termination pursuant to his employment agreement.

Mr. Hedger’s compensation structure was modified beginning in fiscal year 2011 to be payable as an increased base annual salary ($400,000 for fiscal year 2011, with minimum 5% annual increases) and a discretionary performance bonus to be determined from time to time by the Board of Directors. Pursuant to the modified compensation structure, Mr. Hedger is no longer entitled to be paid sales commissions of 3.5% of A-G’s sales, however, his total compensation for fiscal years 2011, 2012 and 2013 is to be not less than what he would have received under the prior compensation structure, which included both sales commissions of 3.5% of A-G’s sales and a base annual salary of $75,000.

The Company’s other Named Executive Officers are “at will” employees. Each of the Company’s Named Executive Officers, including Mr. Soto and Mr. Hedger, has their compensation reviewed on an annual basis. The Compensation Committee and the independent members of the Board of Directors approved an increase in the fiscal year 2013 base salaries of Mr. Andrews to $220,000 and of Mr. Espeso to $260,000.

The Company maintained certain life insurance policies for Mr. Mayerick. Mr. Mayerick was entitled to have ownership of the life insurance policies transferred to him or his designee upon termination of his employment for any reason. Upon Mr. Mayerick’s retirement on June 30, 2012, ownership of the life insurance policies was transferred to Mr. Mayerick. See “Potential Payments Upon Termination or Change-in-Control” below for a discussion of the benefits Mr. Mayerick received upon his retirement on June 30, 2012 with respect to these policies.

Grants of Plan-Based Awards in Fiscal Year 2012

The following table sets forth all plan-based equity grants made by the Company during fiscal year 2012 to the Named Executive Officers. During fiscal year 2012, only awards of restricted stock were granted to the Named Executive Officers, and all such awards were made under the Company’s Stock Option and Restricted Stock Plan.

Name(1)	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards($)(2)
Raymond M. Soto	08/18/11	20,000	214,200
Michael C. Hedger	08/18/11	7,500	80,325
Joseph Espeso	08/18/11	4,000	42,840
Joseph Mayerick, Jr.(3)	08/18/11	4,000	42,840
William C. Andrews	08/18/11	3,000	32,130

(1)	Messrs. Soto, Hedger and Andrews were each awarded restricted stock as part of their long-term incentive compensation bonus in respect of fiscal year 2012. Since these awards were made after the end of fiscal year 2012, they are not included in the table, but they are discussed above under “Compensation Discussion and Analysis — Cash and Long-Term Incentive Compensation Bonuses for Fiscal Year 2012.”
(2)	Represents the grant date fair value of each restricted stock award computed in accordance with ASC Topic 718, Compensation — Stock Compensation. The fair value of restricted stock awards is calculated based on the number of shares of restricted stock awarded multiplied by the closing price per share of the Company’s Common Stock on the date of grant ($10.71 on August 18, 2011).
(3)	The 4,000 shares of restricted stock granted to Mr. Mayerick on August 18, 2011 were forfeited by Mr. Mayerick upon his retirement on June 30, 2012.

The shares of restricted stock granted to the Named Executive Officers during fiscal 2012 as listed in the Grants of Plan-Based Awards table were granted for no consideration and are subject to a risk of forfeiture that is scheduled to lapse, subject to the provisions of the Company’s Stock Option and Restricted Stock Plan and the applicable restricted stock award agreement, in five equal annual installments commencing one year after the date of grant and ending five years after the date of grant. Mr. Soto’s restricted stock award agreements were amended in September 2012 to provide that if Mr. Soto’s employment terminates before the end of such five-year period due to his retirement, death or disability, the risk of forfeiture with respect to any such restricted stock held by Mr. Soto will lapse on the date of such event. Mr. Hedger’s restricted stock award agreements were amended in September 2012 to provide that if Mr. Hedger’s employment terminates before the end of such five-year period due to his retirement at or after he has reached age 65, death or disability, the risk of forfeiture with respect to any such restricted stock held by Mr. Hedger will lapse on the date of such event. The risk of forfeiture with respect to any restricted stock held by Messrs. Soto, Hedger, Espeso and Andrews also lapses immediately prior to the consummation of a Change of Control (as defined in the restricted stock award agreements), unless, in the case of Mr. Espeso or Mr. Andrews only, such Named Executive Officer ceases to be employed with the Company upon such Change of Control or the acquiring or successor entity (or parent thereof) in the Change of Control transaction provides for the continuance or assumption of such restricted stock award agreement or the substitution for such restricted stock award agreement of a new agreement of comparable value covering shares of a successor corporation. The holders of restricted stock subject to risk of forfeiture are entitled to receive non-forfeitable dividends on such restricted stock in the same amount and at the same time as dividends are paid to all other stockholders of the Company.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table sets forth information for the Named Executive Officers with respect to outstanding equity-based awards (consisting of unexercised options to purchase the Company’s Common Stock and restricted stock awards subject to a risk of forfeiture) as of June 30, 2012.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options(#) Exercisable		Number of Securities Underlying Unexercised Options(#) Unexercisable		Option Exercise Price($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(#)(1)	Market Value of Shares or Units of Stock That Have Not Vested($)(2)
Raymond M. Soto	10,000	(3)	10,000	(3)	12.96	8/26/14	47,000	705,470
	7,500	(4)	—		18.67	1/23/13
Michael C. Hedger	3,750	(3)	3,750	(3)	12.96	8/26/14	14,400	216,144
	2,250	(4)	—		18.67	1/23/13
Joseph Espeso	3,750	(3)	3,750	(3)	12.96	8/26/14	11,700	175,617
	2,250	(4)	—		18.67	1/23/13
Joseph Mayerick, Jr.(5)	3,750	(3)	3,750	(3)	12.96	8/26/14	11,700	175,617
	2,250	(4)	—		18.67	1/23/13
William C. Andrews	3,750	(3)	3,750	(3)	12.96	8/26/14	8,600	129,086
	1,500	(4)	—		18.67	1/23/13

(1)	For each of Messrs. Soto, Espeso, Mayerick and Andrews, the aggregate number of shares of restricted stock awarded on January 23, 2008, August 26, 2008, August 26, 2009, August 5, 2010 and August 18, 2011 that were subject to a risk of forfeiture on June 30, 2012. For Mr. Hedger, the aggregate number of shares of restricted stock awarded on January 23, 2008, September 24, 2009, October 6, 2010 and August 18, 2011 that were subject to a risk of forfeiture on June 30, 2012.
(2)	The dollar amounts shown in this column are equal to the product of number of shares of Common Stock reported in the column “Number of Shares or Units of Stock That Have Not Vested” multiplied by $15.01, the closing price per share of the Company’s Common Stock on June 29, 2012, the last business day preceding June 30, 2012.
(3)	Options granted on August 26, 2009. These options vest in four equal annual installments beginning on August 26, 2010 and ending on August 26, 2013.
(4)	Options granted on January 23, 2008. These options vest in four equal annual installments beginning on January 23, 2009 and ending on January 23, 2012.
(5)	Under the terms of Mr. Mayerick’s Stock Option Agreements, all options held by Mr. Mayerick terminate and are no longer exercisable after the expiration of three months from the date of his retirement on June 30, 2012 (i.e. September 30, 2012). Under the terms of Mr. Mayerick’s Restricted Stock Award Agreements, all shares of restricted stock that had not vested as of June 30, 2012 were forfeited upon his retirement on June 30, 2012.

Option Exercises and Stock Vested During Fiscal Year 2012

The Named Executive Officers did not exercise any stock options during fiscal year 2012. The following table sets forth information with respect to the shares of restricted stock held by the Named Executive Officers as to which the risk of forfeiture lapsed during fiscal year 2012.

	Stock Awards
Name	Number of Shares Acquired on Vesting(#)		Value Realized on Vesting($)
Raymond M. Soto	3,000	(1)	38,160	(2)
	6,000	(3)	64,560	(4)
	2,000	(5)	24,280	(6)
Michael C. Hedger	900	(1)	11,448	(2)
	1,200	(7)	12,840	(8)
	600	(9)	6,588	(10)
Joseph Espeso	900	(1)	11,448	(2)
	1,800	(3)	19,368	(4)
	500	(5)	6,070	(6)
Joseph Mayerick, Jr.	900	(1)	11,448	(2)
	1,800	(3)	19,368	(4)
	500	(5)	6,070	(6)
William C. Andrews	600	(1)	7,632	(2)
	1,400	(3)	15,064	(4)
	300	(5)	3,642	(6)

(1)	The risk of forfeiture with respect to these shares of Common Stock lapsed on January 23, 2012.
(2)	The dollar amount shown is equal to the product of the number of shares of Common Stock reported in the column “Number of Shares Acquired on Vesting” multiplied by the closing price per share of the Common Stock on January 23, 2012, the date the risk of forfeiture with respect to such shares lapsed ($12.72).
(3)	The risk of forfeiture with respect to these shares of Common Stock lapsed on August 26, 2011.
(4)	The dollar amount shown is equal to the product of the number of shares of Common Stock reported in the column “Number of Shares Acquired on Vesting” multiplied by the closing price per share of the Common Stock on August 26, 2011, the date the risk of forfeiture with respect to such shares lapsed ($10.76).
(5)	The risk of forfeiture with respect to these shares of Common Stock lapsed on August 5, 2011.
(6)	The dollar amount shown is equal to the product of the number of shares of Common Stock reported in the column “Number of Shares Acquired on Vesting” multiplied by the closing price per share of the Common Stock on August 5, 2011, the date the risk of forfeiture with respect to such shares lapsed ($12.14).
(7)	The risk of forfeiture with respect to these shares of Common Stock lapsed on September 24, 2011.
(8)	The dollar amount shown is equal to the product of the number of shares of Common Stock reported in the column “Number of Shares Acquired on Vesting” multiplied by the closing price per share of the Common Stock on September 23, 2011, the last business day preceding the date the risk of forfeiture with respect to such shares lapsed ($10.70).
(9)	The risk of forfeiture with respect to these shares of Common Stock lapsed on October 6, 2011.
(10)	The dollar amount shown is equal to the product of the number of shares of Common Stock reported in the column “Number of Shares Acquired on Vesting” multiplied by the closing price per share of the Common Stock on October 6, 2011, the date the risk of forfeiture with respect to such shares lapsed ($10.98).

Potential Payments Upon Termination or Change-in-Control

Chief Executive Officer.  Mr. Soto’s employment agreement provides that he is entitled to receive certain benefits upon termination of his employment.

If the Company terminates Mr. Soto’s employment agreement for other than cause or if Mr. Soto terminates his employment agreement for Good Reason (as defined below), Mr. Soto is entitled to receive, in addition to accrued but unpaid amounts payable under the employment agreement with respect to the period prior to the date of termination, the following:

(i)	any and all sums that would have become payable to Mr. Soto under the employment agreement during the three-year period following the date of termination, including base salary (assuming that base salary increases by 5% per year) and an annual performance bonus based on the average of the three highest such bonuses (including cash bonus and the value of restricted stock awarded as of the date of the award) during the five fiscal years preceding the date of termination, and
(ii)	during the three-year period following the date of termination, the life insurance that Mr. Soto has the right to receive under the employment agreement, and participation in all plans or programs under the employment agreement (or the economic equivalent if participation is not permitted under the terms of the applicable plan or program).

The amounts covered by clause (i) of the preceding sentence are to be paid in a lump sum (computed without any discount for present value) within 30 days after such termination, unless they are subject to Section 409A of the Internal Revenue Code, in which case if Mr. Soto is a Specified Employee (as defined in Section 409A of the Internal Revenue Code) on the date of his termination, payment will be delayed for six months following such termination. In the event of Mr. Soto’s death during such six-month period, payment will be made in the payroll period next following the payroll period in which Mr. Soto’s death occurs. If Mr. Soto terminates the employment agreement for Good Reason, the amounts payable are limited to the maximum amount that can be paid without incurring the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

Good Reason means a material breach of the employment agreement by the Company, including certain changes in Mr. Soto’s duties and responsibilities or the relocation of Mr. Soto’s principal place of employment, or the occurrence of a Defined Corporate Change, defined as:

(i)	a change of control of the Company, including the acquisition by any person or group of beneficial ownership of 30% of the Company’s outstanding shares, or a change in the composition of the Board of Directors during any two-year period resulting in a majority turnover where election or nomination of the new directors was not approved by at least two-thirds of the directors then in office who were directors at the beginning of such period, or
(ii)	approval by the Company’s stockholders of (A) the Company’s merger or consolidation where the Company is not the surviving corporation or (B) the Company’s sale or disposal of all or substantially all of the Company’s assets (including a plan of liquidation).

Mr. Soto must elect to terminate his employment agreement for Good Reason within 24 months after the occurrence of the event or events constituting Good Reason.

If Mr. Soto’s employment with the Company is terminated for cause or if Mr. Soto terminates the employment agreement for other than Good Reason, Mr. Soto is entitled to receive all accrued but unpaid amounts payable under the employment agreement with respect to the period ending on the date of termination. For one year after such a termination, Mr. Soto is restricted from engaging, within the United States, in a business activity that competes with the Company’s business.

The Company may terminate Mr. Soto’s employment if Mr. Soto is absent from his employment for a continuous period of one year due to disability, in which case Mr. Soto is entitled to receive, in addition to all accrued but unpaid amounts payable under the employment agreement with respect to the period prior to the date of termination, all benefits payable under any disability insurance the Company maintains with respect to Mr. Soto.

If Mr. Soto dies during the term of his employment, in addition to the proceeds of the life insurance policies covering Mr. Soto, his legal representative is entitled to receive, on a pro rata basis for the period ending with the last day of the month in which Mr. Soto dies, compensation at Mr. Soto’s then base salary, including accrued and unused vacation pay and any accrued bonus.

If Mr. Soto’s employment terminates for any reason, the employment agreement provides that the Company will transfer to Mr. Soto or his designee ownership of the life insurance policies (including their full cash surrender value) that the Company maintains for Mr. Soto under his employment agreement, and Mr. Soto is entitled to receive all accrued and vested benefits under all Company plans and programs in which he participates.

Mr. Soto is party to restricted stock award agreements with the Company which provide for a risk of forfeiture that lapses (i) with respect to the 15,000 shares awarded on January 23, 2008, in five equal annual installments beginning on January 23, 2009 and ending on January 23, 2013, (ii) with respect to the 10,000 shares awarded on August 26, 2008, in five equal annual installments beginning on August 26, 2009 and ending on August 26, 2013, (iii) with respect to the 20,000 shares awarded on August 26, 2009, in five equal annual installments beginning on August 26, 2010 and ending on August 26, 2014, (iv) with respect to the 10,000 shares awarded on August 5, 2010, in five equal annual installments beginning on August 5, 2011 and ending on August 5, 2015, (v) with respect to the 20,000 shares awarded on August 18, 2011, in five equal annual installments beginning on August 18, 2012 and ending on August 18, 2016, and (iv) with respect to the 12,500 shares awarded on August 21, 2012, in five equal annual installments beginning on August 21, 2013 and ending on August 21, 2017. Mr. Soto’s restricted stock award agreements were amended in September 2012 to provide that the risk of forfeiture with respect to all shares of restricted stock held by Mr. Soto will automatically lapse on the date his employment terminates due to his retirement, death or disability, and immediately prior to the consummation of a Change of Control (as defined in the restricted stock award agreement). Prior to the September 2012 amendment, Mr. Soto’s restricted stock award agreements provided that the risk of forfeiture with respect to all shares of restricted stock held by Mr. Soto would only automatically lapse on the date his employment terminated due to his retirement and immediately prior to the consummation of a Change of Control, if, among other things, Mr. Soto remained employed with the Company upon such Change of Control. See “All Named Executive Officers” below in this section for the definition of Change of Control under the restricted stock award agreement.

The following table summarizes the estimated potential benefits that would have been payable to Mr. Soto under his employment and restricted stock award agreements if his employment had been terminated on June 30, 2012 for the reasons set forth in the table. The amounts shown in the table do not include accrued but unpaid amounts payable under the employment agreement with respect to the period prior to the date of termination, or payments or benefits to the extent that they are provided on a non-discriminatory basis to the Company’s salaried employees generally. The amounts set forth in the table are estimates only, assuming that Mr. Soto’s employment terminated on June 30, 2012, and do not necessarily reflect the actual amounts that would be paid to Mr. Soto upon a termination. Actual amounts can only be determined upon termination.

Termination Without Cause or Resignation for Good Reason	Termination for Cause or Resignation Not for Good Reason		Termination Upon Disability		Termination Upon Death		Termination Upon Retirement
$4,451,133(1)	$663,847	(2)	$663,847	(2)	$1,246,370	(3)	$1,369,317	(4)

(1)	Comprised of (i) all sums which would have become payable to Mr. Soto under his employment agreement during the three-year period following the date of termination, including (A) base salary, assuming that base salary for fiscal year 2012 increases by 5% per year, (B) annual performance bonuses based on the average of the three highest such bonuses, including cash bonus and the value of restricted stock awarded as of the date of the award (47,000 of which shares would be forfeited upon termination), paid in respect of the five fiscal years preceding the date of termination, and (C) benefits and perquisites based on benefits and perquisites paid during fiscal year 2012, which are comprised of reimbursement of medical expenses not covered under the Company’s health insurance program, car lease payments, club membership dues, contribution to the Company’s 401(k) Savings Plan for employer match and $57,800 for premiums for certain life insurance policies maintained by the Company for Mr. Soto; (ii) the cash surrender value at June 30, 2012 of life insurance maintained by the Company for the benefit of

Mr. Soto; and (iii) health, disability and group life insurance premiums for the three-year period following the date of termination. If Mr. Soto terminates his employment agreement for Good Reason, the amounts payable to Mr. Soto are subject to reduction so that they are not subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.
(2)	The cash surrender value at June 30, 2012 of life insurance maintained by the Company for the benefit of Mr. Soto.
(3)	Life insurance proceeds payable under life insurance maintained by the Company for the benefit of Mr. Soto.
(4)	Comprised of (i) the market value of 47,000 shares of restricted stock for which the forfeiture restrictions automatically lapse on the date Mr. Soto’s employment terminates due to his retirement, based on a stock price of $15.01 per share, which is the closing price of the Company’s Common Stock on June 29, 2012, the last business day preceding June 30, 2012 and (ii) the cash surrender value at June 30, 2012 of life insurance maintained by the Company for the benefit of Mr. Soto.

President and Chief Operating Officer.  Mr. Hedger’s employment agreement provides that he is entitled to receive certain benefits upon termination of his employment.

If A-G terminates Mr. Hedger’s employment agreement for other than cause or if Mr. Hedger terminates his employment agreement for Good Reason (as defined below), Mr. Hedger is entitled to receive, in addition to accrued but unpaid amounts payable under the employment agreement with respect to the period prior to the date of termination, any and all sums that would have become payable to Mr. Hedger under the employment agreement during the three-year period following the date of termination, including (i) base salary at the rate payable on the date of termination and (ii) an annual performance bonus based on the average of the bonuses paid to Mr. Hedger (including cash bonus and the value of restricted stock awarded as of the date of the award) during the three fiscal years preceding the date of termination (for fiscal year 2010, the amount to be used for purposes of calculating Mr. Hedger’s annual cash bonus is the sales commissions paid to Mr. Hedger for that fiscal year minus $400,000).

The amounts covered by clauses (i) and (ii) of the preceding paragraph are to be paid in a lump sum (computed without any discount for present value) within 30 days after such termination, unless they are subject to Section 409A of the Internal Revenue Code, in which case if Mr. Hedger is a Specified Employee (as defined in Section 409A of the Internal Revenue Code) on the date of his termination, payment will be delayed for six months following such termination. In the event of Mr. Hedger’s death during such six-month period, payment will be made in the payroll period next following the payroll period in which Mr. Hedger’s death occurs. If Mr. Hedger terminates the employment agreement for Good Reason, the amounts payable are limited to the maximum amount that can be paid without incurring the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

Good Reason means a material breach of the employment agreement by A-G or the occurrence of a Defined Corporate Change (as defined above). Mr. Hedger must elect to terminate his employment agreement for Good Reason within 24 months after the occurrence of the event or events constituting Good Reason.

If Mr. Hedger’s employment with A-G is terminated for cause or if Mr. Hedger terminates the employment agreement for other than Good Reason, Mr. Hedger is entitled to receive all accrued but unpaid amounts payable under the employment agreement with respect to the period ending on the date of termination.

Mr. Hedger’s employment agreement provides that for one year after his employment terminates for any reason, Mr. Hedger is restricted from engaging, within the United States or any country, province, district, island or possession located outside the United States in which A-G or the Company does business at such time, in a business activity that competes with the business of A-G or the Company. If Mr. Hedger’s employment terminates for any reason, the employment agreement also provides that for five years after termination Mr. Hedger is restricted from (i) soliciting, employing, dealing with or otherwise interfering with any of the Company’s or A-G’s contracts or relationships with any employee, officer, director, or any independent contractor, or (ii) soliciting, dealing with or otherwise interfering with any of the Company’s or A-G’s contracts or relationships with any independent contractor, customer, client or supplier of the Company or A-G.

If Mr. Hedger’s employment terminates for any reason, the employment agreement provides that the Company will transfer to Mr. Hedger or his designee ownership of the life insurance policy (including its full cash surrender value) that the Company maintains for Mr. Hedger under his employment agreement.

Mr. Hedger is party to restricted stock award agreements with the Company which provide for a risk of forfeiture that lapses (i) with respect to the 4,500 shares awarded on January 23, 2008, in five equal annual installments beginning on January 23, 2009 and ending on January 23, 2013, (ii) with respect to the 6,000 shares awarded on September 24, 2009, in five equal annual installments beginning on September 24, 2010 and ending on September 24, 2014, (iii) with respect to the 3,000 shares awarded on October 6, 2010, in five equal annual installments beginning on October 6, 2011 and ending on October 6, 2015, (iv) with respect to the 7,500 shares awarded on August 18, 2011, in five equal annual installments beginning on August 18, 2012 and ending on August 18, 2016 and (v) with respect to the 12,500 shares awarded on August 21, 2012, in five equal annual installments beginning on August 21, 2013 and ending on August 21, 2017. Mr. Hedger’s restricted stock award agreements were amended in September 2012 to provide that the risk of forfeiture with respect to all shares of restricted stock held by Mr. Hedger will automatically lapse on the date his employment terminates due to his retirement at or after age 65, death or disability, and immediately prior to the consummation of a Change of Control (as defined in the restricted stock award agreement). Prior to the September 2012 amendment, Mr. Hedger’s restricted stock award agreements provided that the risk of forfeiture with respect to all shares of restricted stock held by Mr. Hedger would only automatically lapse immediately prior to the consummation of a Change of Control, if, among other things, Mr. Hedger remained employed with the Company upon such Change of Control. See “All Named Executive Officers” below in this section for the definition of Change of Control under the restricted stock award agreement.

The following table summarizes the estimated potential benefits that would have been payable to Mr. Hedger under his employment and restricted stock award agreements if his employment had been terminated on June 30, 2012 for the reasons set forth in the table. The amounts shown in the table do not include accrued but unpaid amounts payable under the employment agreement with respect to the period prior to the date of termination, or payments or benefits to the extent that they are provided on a non-discriminatory basis to A-G’s salaried employees generally. The amounts set forth in the table are estimates only, assuming that Mr. Hedger’s employment terminated on June 30, 2012, and do not necessarily reflect the actual amounts that would be paid to Mr. Hedger upon a termination. Actual amounts can only be determined upon termination.

Termination Without Cause or Resignation for Good Reason	Termination for Cause or Resignation Not for Good Reason		Termination Upon Disability		Termination Upon Death		Termination Upon Retirement
$2,345,914(1)	$9,035	(2)	$9,035	(2)	$1,000,000	(3)	$9,035	(2)

(1)	Comprised of (i) all sums which would have become payable to Mr. Hedger under his employment agreement during the three-year period following the date of termination, including (A) base salary at the rate payable on the date of termination and (B) an annual performance bonus based on the average of the bonuses paid to Mr. Hedger during the three fiscal years preceding the date of termination, including cash bonus and the value of restricted stock awarded as of the date of the award (14,400 of which shares would be forfeited upon termination); and (ii) the cash surrender value at June 30, 2012 of life insurance maintained by the Company for the benefit of Mr. Hedger. For purposes of calculating the annual performance bonus under clause (B) above, the amount to be used for Mr. Hedger’s cash bonus for fiscal year 2010 is the amount of the sales commissions paid to Mr. Hedger for fiscal year 2010 minus $400,000. If Mr. Hedger terminates his employment agreement for Good Reason, the amounts payable to Mr. Hedger are subject to reduction so that they are not subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.
(2)	Cash surrender value at June 30, 2012 of life insurance maintained by the Company for the benefit of Mr. Hedger.
(3)	Life insurance proceeds payable under life insurance maintained by the Company for the benefit of Mr. Hedger.

Other Named Executive Officers.  The Company has a severance compensation plan which provides for special severance benefits to employees designated by the Board of Directors if they are terminated (which includes resignation) during the 24-month period following a Defined Corporate Change (as defined above).

The benefit is payable within ten days of termination of employment unless the benefit is subject to Section 409A of the Internal Revenue Code, in which case payment of the benefit shall be delayed for six months following such termination if the designated employee is a Specified Employee (as defined in Section 409A of the Internal Revenue Code) on the date of termination. The benefit shall be equal to a multiple (as pre-designated by the Executive Compensation Committee) of the sum of (i) such employee’s annualized base salary for the period immediately prior to the Defined Corporate Change, (ii) the average of such employee’s bonuses in the three highest years during the five-year period prior to termination, and (iii) certain annual medical insurance premiums previously paid by the Company for the benefit of such employee. The benefit payable under the severance compensation plan may not exceed the maximum amount that can be paid without incurring the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code. In certain circumstances, the severance compensation plan may be amended or terminated by the Board of Directors.

In fiscal year 2012, Messrs. Andrews, Espeso and Mayerick were the only participants in the severance compensation plan, and the benefit payable to each of Messrs. Andrews, Espeso and Mayerick pursuant to such plan is equal to two times the amounts listed in clauses (i), (ii) and (iii) of the preceding paragraph and is payable only if the termination is for a reason other than death, disability or retirement.

In addition, the Company maintained certain life insurance policies for Mr. Mayerick. Mr. Mayerick was entitled to have ownership of the life insurance policies transferred to him or his designee upon termination of his employment for any reason. Upon his retirement on June 30, 2012, ownership of the life insurance policies was transferred to Mr. Mayerick. The cash surrender value at June 30, 2012 of the life insurance policies transferred to Mr. Mayerick was $296,296.

The following table shows the estimated potential benefits that would have been payable to each of Mr. Andrews and Mr. Espeso had their employment been terminated on June 30, 2012 for the reasons set forth in the table. Mr. Mayerick is not included in the table due to his retirement on June 30, 2012. The amounts shown in the table do not include payments or benefits provided on a non-discriminatory basis to the Company’s salaried employees generally. The amounts set forth in the table are estimates only, assuming that Mr. Andrews’ and Mr. Espeso’s employment was terminated on June 30, 2012, and do not necessarily reflect the actual amounts that would be paid to Mr. Andrews and Mr. Espeso upon a termination. Actual amounts can only be determined upon termination.

Name	Termination (Other Than for Death, Disability or Retirement) Following a Defined Corporate Change(1)	Other Termination (Not Including Death)	Death
William C. Andrews	$696,785	—	—
Joseph Espeso	$865,443	—	—

(1)	Comprised of all sums payable to such Named Executive Officer under the severance compensation plan, including two times (A) such Named Executive Officer’s annualized base salary for the period immediately prior to the Defined Corporate Change, (B) the average of such Named Executive Officer’s three highest annual performance bonuses, including cash bonus and the value of restricted stock awarded as of the date of the award (8,600 of which shares would be forfeited by Mr. Andrews upon termination in accordance with the terms of his restricted stock award agreements and 11,700 of which shares would be forfeited by Mr. Espeso upon termination in accordance with the terms of his restricted stock award agreements), during the five-year period prior to termination, and (C) certain annual medical insurance premiums previously paid by the Company for the benefit of such Named Executive Officer. The amounts payable to each of Messrs. Andrews and Espeso under the severance compensation plan are subject to reduction so that they are not subject to the 20% excise tax on “excess parachute payments” as defined in Section 280G of the Internal Revenue Code.

All Named Executive Officers.  Mr. Soto is party to restricted stock award agreements with the Company with respect to shares of restricted stock awarded to Mr. Soto on January 23, 2008, August 26, 2008, August 26, 2009, August 5, 2010, August 18, 2011 and August 21, 2012. Mr. Hedger is party to restricted stock award agreements with the Company with respect to shares of restricted stock awarded to Mr. Hedger on January 23, 2008, September 24, 2009, October 6, 2010, August 18, 2011 and August 21, 2012. Mr. Espeso is party to restricted stock award agreements with the Company with respect to shares of restricted stock awarded to Mr. Espeso on January 23, 2008, August 26, 2008, August 26, 2009, August 5, 2010 and August 18, 2011. Mr. Andrews is party to restricted stock award agreements with the Company with respect to shares of restricted stock awarded to Mr. Andrews on January 23, 2008, August 26, 2008, August 26, 2009, August 5, 2010, August 18, 2011 and August 21, 2012. Prior to his retirement on June 30, 2012, Mr. Mayerick was party to restricted stock award agreements with the Company with respect to shares of restricted stock awarded to Mr. Mayerick on January 23, 2008, August 26, 2008, August 26, 2009, August 5, 2010 and August 18, 2011. Upon his retirement on June 30, 2012, Mr. Mayerick forfeited all unvested restricted stock awarded to him pursuant to the restricted stock award agreements listed above (11,700 shares of restricted stock with a market value of $175,617 on June 29, 2012, the last business day preceding June 30, 2012). The shares of restricted stock subject to the restricted stock award agreements are subject to a risk of forfeiture that lapses in five equal annual installments beginning on the one-year anniversary of the date of the award and ending on the five-year anniversary of the date of the award. Each of the restricted stock award agreements for Messrs. Soto and Hedger were amended in September 2012 to provide that the risk of forfeiture with respect to all shares of restricted stock held by Messrs. Soto and Hedger will automatically lapse immediately prior to the consummation of a Change of Control. Prior to the September 2012 amendments, Mr. Soto’s and Mr. Hedger’s restricted stock award agreements provided that the risk of forfeiture with respect to all shares of restricted stock held by Mr. Soto or Mr. Hedger, respectively, would only automatically lapse immediately prior to the consummation of a Change of Control, if, among other things, Mr. Soto and Mr. Hedger, respectively, remained employed with the Company upon such Change of Control. Each of the restricted stock award agreements for Messrs. Espeso and Andrews provide that the risk of forfeiture with respect to all shares of restricted stock held by Messrs. Espeso and Andrews will automatically lapse immediately prior to the consummation of a Change of Control, unless Mr. Espeso or Mr. Andrews, as applicable, ceases to be employed with the Company upon such Change of Control or if the acquiring or successor entity (or parent thereof) in the Change of Control transaction provides for the continuance or assumption of such restricted stock award agreement or the substitution for such restricted stock award agreement of a new agreement of comparable value covering shares of a successor corporation. Under each of these restricted stock award agreements, “Change of Control” is defined to include:

(i)	approval by the Company’s stockholders (or Board of Directors, if stockholder action is not required) of a sale or other disposition of all or substantially all of the Company’s assets, other than to a subsidiary,
(ii)	approval by the Company’s stockholders (or Board of Directors, if stockholder action is not required) of a merger, plan of reorganization, consolidation or share exchange with any other entity, where immediately following such a transaction the holders of the Company’s voting securities or such surviving entity immediately prior to such transaction hold securities representing 50% or less of the combined voting power of the voting securities of the Company or such surviving entity immediately after such transaction, and
(iii)	any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, becomes the beneficial owner of, or obtains voting control over, more than 50% of the outstanding shares of the Company’s Common Stock.

The following table shows the estimated benefits that would have been payable to each Named Executive Officer (other than Mr. Mayerick who retired on June 30, 2012) under his respective restricted stock award agreements if a Change of Control had occurred on June 30, 2012, assuming that the applicable Named Executive Officer’s employment was not terminated in connection with such Change of Control and the acquiring or successor entity (or parent thereof) in the Change of Control transaction did not provide for the continuance or assumption of such restricted stock award agreements or the substitution for such restricted stock award agreements of new agreements of comparable value covering shares of a successor corporation.

Name	Restricted Stock Acceleration(1)
Raymond M. Soto	$705,470
Michael C. Hedger	$216,144
Joseph Espeso	$175,617
William C. Andrews	$129,086

(1)	Represents the number of shares of restricted stock held by such Named Executive Officer subject to a risk of forfeiture as of June 30, 2012, multiplied by a stock price of $15.01 per share, which is the closing price of the Company’s Common Stock on June 29, 2012, the last business day preceding June 30, 2012. Information regarding the number of shares of restricted stock held by each Named Executive Officer that remained subject to a risk of forfeiture as of June 30, 2012 is set forth in the Outstanding Equity Awards at 2012 Fiscal Year-End table above.

Non-Employee Directors’ Compensation in Fiscal Year 2012

Directors who are also employees of the Company or any of its subsidiaries receive no additional compensation for their service as a director. The following table sets forth all compensation paid or granted by the Company for fiscal year 2012 to each director who is not a Named Executive Officer or otherwise an employee of the Company or any of its subsidiaries.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(2)(5)(6)	All Other Compensation Awards ($)(7)	Total ($)
Kevin M. Conlisk	41,000	3,252	24,900	1,470	70,622
Michael H. Flynn	41,000	3,252	—	1,470	45,722
George R. Kabureck	41,000	3,252	—	1,470	45,722
Stephen F. Ryan	41,000	3,252	—	1,470	45,722
Peter J. Siciliano	26,667	3,252	24,900	315	55,134
Gerald A. Smith	51,000	3,252	24,900	1,470	80,622

(1)	Represents annual director’s fees and fees earned for Board and committee meeting attendance in fiscal year 2012.
(2)	Represents the aggregate grant date fair value for all restricted stock awards or stock options, as applicable, made to each non-employee director with respect to fiscal year 2012, computed in accordance with ASC Topic 718, Compensation — Stock Compensation. For a discussion of the assumptions made in these valuations, refer to “Note 10 — Stock Options and Restricted Stock” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for fiscal year ended June 30, 2012.
(3)	Each non-employee director was granted 300 shares of restricted stock on November 22, 2011. The grant date fair value of this restricted stock award to each non-employee director computed in accordance with ASC Topic 718, Compensation — Stock Compensation is $3,252, which is calculated based on the number of shares of restricted stock awarded multiplied by $10.84, the closing price of the Company’s Common Stock on November 22, 2011, the date of grant.
(4)	As of June 30, 2012, each director named in the above table (other than Mr. Siciliano) held (i) 400 shares of restricted stock subject to a risk of forfeiture, which lapses in five equal annual installments beginning on November 25, 2009, and ending on November 25, 2013, (ii) 300 shares of restricted stock subject to a risk of forfeiture, which lapses in five equal annual installments beginning on November 24, 2010, and ending on November 24, 2014, (iii) 400 shares of restricted stock subject to a risk of forfeiture, which lapses in five equal annual installments beginning on November 23, 2011, and ending on November 23, 2015, and (iv) 300 shares of restricted stock subject to a risk of forfeiture, which lapses in five equal annual installments beginning on November 22, 2012, and ending on November 22, 2016. As of June 30, 2012, Mr. Siciliano held 300 shares of restricted stock subject to a risk of forfeiture, which lapses in five equal annual installments beginning on November 22, 2012, and ending on November 22, 2016.
(5)	During fiscal year 2012, each of Messrs. Conlisk, Siciliano and Smith was granted a stock option for 7,500 shares pursuant to the terms of the Company’s Stock Option and Restricted Stock Plan upon his election as a director on November 22, 2011. The grant date fair value of each such stock option award computed in accordance with ASC Topic 718, Compensation — Stock Compensation is $24,900. The fair value of stock options is estimated using the Black-Scholes option pricing model. For a discussion of the assumptions made in these valuations, refer to “Note 10 — Stock Options and Restricted Stock” to the Company’s Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.
(6)	As of June 30, 2012, Mr. Ryan had outstanding options for an aggregate of 15,000 shares of the Company’s Common Stock, each of Messrs. Conlisk and Smith had outstanding options for an aggregate of 9,375 shares of the Company’s Common Stock and each of Messrs. Flynn, Kabureck and Siciliano had outstanding options for an aggregate of 7,500 shares of the Company’s Common Stock.
(7)	“All Other Compensation” for each of Messrs. Conlisk, Flynn, Kabureck, Ryan, Siciliano and Smith is composed of dividends paid during fiscal year 2012 on restricted stock awards subject to risk of forfeiture.

In fiscal year 2012, non-employee directors received a $20,000 director’s fee ($30,000 for the Chairman of the Audit Committee), and a fee of $3,000 for attendance at each meeting of the Board of Directors. The non-employee directors do not receive any additional fees for attendance at committee meetings.

Under the Company’s Stock Option and Restricted Stock Plan, each non-employee director elected by the stockholders at the Company’s Annual Meeting of Stockholders held in years beginning with 2006 received or will receive an option to purchase 7,500 shares of the Company’s Common Stock each time the director is elected. If the 2012 Stock Incentive Plan (described below in Proposal 3) is approved by the stockholders, the Company’s Stock Option and Restricted Stock Plan will be automatically terminated and each non-employee director will instead be eligible to receive grants of non-qualified or compensatory stock options and awards of restricted stock for up to a combined annual maximum of 3,000 shares of Common Stock per non-employee director. The foregoing grants and awards are made at the discretion of the committee, and are the only grants and awards permitted to be made under the 2012 Stock Incentive Plan to the non-employee directors.

Each option granted to a non-employee director under the Company’s Stock Option and Restricted Stock Plan has an option term of five years from the date it is granted and is first exercisable with respect to 25% of the shares covered under the grant in each of the second through fifth year of its term and is otherwise subject to the terms and conditions of the Company’s Stock Option and Restricted Stock Plan and the applicable stock option agreement.

Risk Analysis of the Company’s Compensation Policies and Practices

The Company does not believe that its compensation policies and practices create any risks that are reasonably likely to have a material adverse effect on the Company.

PROPOSAL 2

ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

The Company is requesting stockholder approval, on an advisory (non-binding) basis, of the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

As described in detail under the heading “Compensation Discussion and Analysis,” the Company’s executive compensation programs are designed to attract, motivate, and retain the Named Executive Officers, who are critical to the success of the Company. Under these programs, the Named Executive Officers are rewarded on a basis aligned with the interests of the Company’s stockholders. Please read the “Compensation Discussion and Analysis” beginning on page 12 for additional details about the Company’s executive compensation programs, including information about the fiscal year 2012 compensation of the Named Executive Officers.

The Executive Compensation Committee periodically reviews the compensation programs for the Named Executive Officers to ensure they achieve the desired goals of aligning the Company’s executive compensation structure with the interests of the stockholders. The Company believes that the information provided within the Executive Compensation section of this Proxy Statement demonstrates that the Company’s executive compensation programs are designed appropriately and are working to ensure management’s interests are aligned with the stockholders’ interests to support long-term value creation. As described in detail under “Compensation Discussion and Analysis,” the compensation programs for the Named Executive Officers reflect a balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over periods of up to five years). The Company believes its compensation programs deliver reasonable pay that provides appropriate incentives, are linked to the Company’s performance over time and reward sustained performance aligned with long-term stockholder interests, without encouraging excessive risk-taking. The Company’s executive compensation programs are also designed to attract and to retain highly-talented executive officers who are critical to the success of the Company.

Accordingly, the Board of Directors recommends that the stockholders vote FOR the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Named Executive Officers, as disclosed in the Company’s Proxy Statement for the 2012 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

The say-on-pay vote is advisory and, therefore, not binding on the Company, the Executive Compensation Committee or the Board of Directors. To the extent there is a substantial vote against the Named Executive Officers’ compensation as disclosed in this Proxy Statement, the Executive Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote “FOR” the approval of the compensation of the Named Executive Officers, as disclosed in this Proxy Statement.

PROPOSAL 3

APPROVAL OF THE BOLT TECHNOLOGY CORPORATION
2012 STOCK INCENTIVE PLAN

On September 25, 2012, the Board of Directors voted to approve and recommend that the Company’s stockholders approve the adoption of the Bolt Technology Corporation 2012 Stock Incentive Plan (the “2012 Plan”). The Board of Directors believes stock options and restricted stock are an important component of the Company’s overall compensation and incentive strategy for employees, directors and officers.

The Board of Directors recommends a vote “FOR” the approval of the Bolt Technology Corporation 2012 Stock Incentive Plan.

The Board of Directors recommends that the stockholders approve the 2012 Plan. The 2012 Plan would govern grants of equity awards to the employees, officers and directors of the Company and its subsidiaries and is intended to replace the Company’s existing Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “Stock Option and Restricted Stock Plan”).

Description of the Plan

The following description of the material features of the 2012 Plan is qualified in its entirety by reference to the terms of the 2012 Plan, a copy of which is attached to this Proxy Statement as Appendix A.

The purpose of the 2012 Plan is to (i) provide employees, officers and directors of the Company and its subsidiaries with an additional incentive to use maximum efforts for the future success of the Company and its subsidiaries, and (ii) enhance the ability of the Company and its subsidiaries to attract, retain and motivate individuals upon whom the Company’s sustained growth and financial success depends by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company.

The maximum number of shares that may be issued pursuant to option grants or restricted stock awards under the 2012 Plan is 750,000 shares of Common Stock, without par value, of the Company, subject to adjustment on changes in capitalization of the Company. The shares are issued from authorized and unissued or reacquired Common Stock (including shares repurchased by the Company). If the stockholders approve the 2012 Plan at the Annual Meeting, then the 2012 Plan will become effective on the date of the Annual Meeting and no further grants of awards will be made under the Stock Option and Restricted Stock Plan after the Annual Meeting. However, if the stockholders do not approve the 2012 Plan at the Annual Meeting, then the Company will continue to grant awards under the Stock Option and Restricted Stock Plan for so long as shares remain available under the Stock Option and Restricted Stock Plan or, if sooner, until the expiration of such plan.

The closing market price of the Company’s Common Stock on October 1, 2012 was $14.59 per share. No awards will be granted under the 2012 Plan after June 30, 2022. However, all awards granted under the 2012 Plan prior to such date shall remain in effect until, in the case of options, such options have been exercised or terminated in accordance with the 2012 Plan and the terms of such options, and in the case of restricted stock awards, all restrictions on the shares of stock subject to such awards have lapsed or the shares have been returned to the Company in accordance with the 2012 Plan and the terms of such awards.

The 2012 Plan provides for the grant of awards to directors of the Company and employees and officers of the Company and its subsidiaries. As of October 1, 2012, there were approximately 176 employees (including officers) of the Company and its subsidiaries, three employee directors of the Company and six non-employee directors of the Company, all of whom are eligible to participate in the 2012 Plan.

Under the 2012 Plan, non-qualified or compensatory stock options may be granted and awards of restricted stock may be made to non-employee directors at the discretion of the committee, for up to a combined annual maximum of 3,000 shares of Common Stock per non-employee director. The 2012 Plan does not permit any other grants or awards to be made to the non-employee directors.

The 2012 Plan is administered generally by the Stock Option Committee, which is composed of two or more non-employee directors designated by the Board of Directors. If at any time the Board of Directors does not designate a Stock Option Committee, and for any awards granted to non-employee directors, the Board of Directors in its entirety will administer the 2012 Plan. References in this discussion to the committee mean either the Stock Option Committee or the Board of Directors acting in this capacity. The committee has the power to determine eligibility and which eligible persons shall receive awards, the type, number, amount and terms of awards, any vesting, forfeiture or other provisions, and otherwise generally to administer and interpret the 2012 Plan. The 2012 Plan confers broad discretionary powers on the committee and provides for exculpation and indemnification with respect to the actions of the members of the committee. Absent stockholder approval, the committee is not permitted to lower the exercise price of any outstanding option, or at a time when the exercise price of an option exceeds the fair Market Value of the underlying shares of Common Stock, settle, cancel or exchange any outstanding option in consideration for the grant of a new option with a lower exercise price or for a cash payment, except to the extent permitted under the 2012 Plan in connection with adjustments for changes in capitalization.

Terms of Options

Options granted may either be incentive stock options intended to comply with the requirements of Section 422 of the Internal Revenue Code (“ISOs”), or non-qualified or compensatory stock options (“NQSOs”), or a combination of ISOs and NQSOs, provided however, that ISOs cannot be granted to non-employee directors.

No option shall be exercisable during the one year period ending on the first anniversary date of the granting of the option, and may otherwise be subject to such vesting schedule as determined by the committee. The purchase price of Common Stock acquired pursuant to the exercise of an option shall be paid by cash, check, previously acquired Common Stock of the Company, shares of the Company’s Common Stock to be issued upon exercise of such option or in any other form of legal consideration acceptable to the committee. The option price for the shares is generally, and in any event may never be less than, the fair market value of the Company’s Common Stock on the date of the option grant.

The term of each option may not be longer than ten years from the date of grant. Unless otherwise provided by the committee, if an optionee other than a non-employee director is terminated (i) due to retirement or disability, each option granted to such optionee will generally expire three months from the date of termination, (ii) due to death, each option granted to such optionee will expire 15 months from the date of his death, or (iii) by reason other than retirement, disability or death, immediately upon the date of termination. Options granted to non-employee directors by reason of their election to serve as directors generally expire 30 days from the date of termination of their service. All options granted expire upon the date, if any, set by the Board of Directors as an accelerated expiration date in the event of the liquidation or dissolution of the Company or a change of control (as such term is defined in the 2012 Plan).

Immediately following the consummation of a change of control, all outstanding options will terminate and cease to be outstanding, except to the extent assumed by a successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of any agreement governing a change of control. If options terminate and are not assumed in connection with a change of control, all holders of such options will receive the same consideration that stockholders receive upon such change of control to the extent that such options are vested immediately prior to such change of control reduced by the option price such optionee would have had to pay upon the exercise of their respective options and any applicable withholding taxes. The committee may provide for full or partial vesting of any outstanding option prior to a change of control at the time of grant in the option documents or unilaterally after the date of grant.

Terms of Restricted Stock Awards

A restricted stock award is an award of shares of Common Stock granted for such consideration as the committee may determine, which may be no consideration or nominal consideration, subject to the terms and conditions that the committee, in its sole discretion, shall determine at the time the award is made. The purchase price, if any, payable to purchase restricted stock shall be paid by cash or check or any other form of legal consideration acceptable to the committee.

The committee may provide that Common Stock subject to a restricted stock award shall be subject to a risk of forfeiture that will lapse with the passage of time (in which case shares may become nonforfeitable in periodic installments that may or may not be equal) or based on the satisfaction of other terms and conditions (including certain performance criteria), or that Common Stock subject to a restricted stock award shall become nonforfeitable immediately. The committee may also impose other restrictions, including limitations on the right to vote or the right to receive dividends, if any, declared by the Company. Restrictions with respect to individual restricted stock awards may vary. At its discretion, the Company may retain physical possession of the certificate evidencing the restricted stock award until all restrictions have lapsed.

Unless otherwise determined or waived by the committee, upon termination of employment during the applicable restriction period, restricted stock that is at that time subject to a substantial risk of forfeiture shall be forfeited. The committee may provide for lapse of restrictions on any shares subject to an award of restricted stock if there is a change of control, either at the time of the award in the restricted stock award agreement or unilaterally after the date of the award.

Clawback/Recovery

All awards granted under the 2012 Plan are subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Common Stock is listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the committee may impose such other clawback, recovery or recoupment provisions in an award document as the committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of conduct constituting cause.

Duration, Amendment and Termination

The Board of Directors may amend, suspend or terminate the 2012 Plan, but no such amendment or termination may be made that would adversely affect any outstanding awards without the written consent of the affected optionees or recipients of restricted stock awards. In addition, to the extent necessary to comply with Section 422 of the Internal Revenue Code, Rule 16b-3 under the Securities Exchange Act of 1934 or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Company’s Common Stock is then listed, the Company will obtain stockholder approval of any amendment or termination of the 2012 Plan.

Unless sooner terminated by the Board of Directors, the 2012 Plan automatically terminates on September 25, 2022. However, all applicable provisions with respect to awards granted prior to such termination will remain in effect until, in the case of options, all the outstanding options have been exercised or expired or, in the case of restricted stock awards, all restrictions have lapsed or shares have been returned to the Company.

New Plan Benefits

The benefits or amount that will be received by or allocated under the 2012 Plan to the employees, officers and directors are not currently determinable. Awards under the 2012 Plan are made at the discretion of the committee, and no specific determinations have been made regarding the timing, recipients, size or terms of future awards. Under the 2012 Plan, non-qualified or compensatory stock options may be granted and awards of restricted stock may be made to non-employee directors at the discretion of the committee, for up to a combined annual maximum of 3,000 Shares of Common Stock per non-employee director. Moreover, because the dollar amount of benefits with respect to options granted depends on the fair market value of the Company’s Common Stock at various future dates, it is impossible to determine the benefits to be received by recipients of such options.

Federal Income Tax Consequences

Any U.S. federal tax advice contained in this Proxy Statement is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code. The following was written to support the “promoting or marketing” (within the meaning of the Internal Revenue Service Circular 230) of the Plan.

The following provides a general description of the applicable federal income tax laws to the awards to be granted under the Plan. This discussion is intended for the information of the Company’s stockholders for considering how to vote at the Annual Meeting and not as tax guidance to participants in the Plan. The summary does not address the effects of other federal taxes or taxes imposed by state, local or foreign tax laws.

Incentive Stock Options.  An optionee does not generally recognize taxable income upon the grant or upon the exercise of an ISO. However, the exercise of an ISO may in some cases trigger liability for the alternative minimum tax.

Upon the sale of ISO shares, the optionee recognizes income in an amount equal to the difference, if any, between the exercise price of the ISO shares and the fair market value of those shares on the date of sale. The income is taxed at the long-term capital gains rate if the optionee has not disposed of the shares within two years after the date of the grant of the ISO and has held the shares for at least one year after the date of exercise (a “qualifying disposition”). The holding period requirements are waived upon the death of an optionee. The Company is not entitled to a federal income tax deduction in the event of a qualifying disposition.

If an optionee sells ISO shares before having held them for at least one year after the date of exercise and two years after the date of grant (a “disqualifying disposition”), the optionee recognizes ordinary income to the extent of the lesser of: (i) the gain realized upon the sale, or (ii) the difference between the exercise price and the fair market value of the shares on the date of exercise. Any additional gain is treated as long-term or short-term capital gain depending upon how long the optionee has held the ISO shares prior to disposition. In the year of a disqualifying disposition, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the optionee recognizes as a result of the disqualifying disposition.

Nonqualified Stock Options.  In general, an optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such an option, the optionee recognizes ordinary income to the extent the date of exercise fair market value of the shares received upon exercise of the NQSO exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the option.

Restricted Stock Awards.  Under Section 83(a) of the Internal Revenue Code, shares of stock granted to a person in connection with his performance of services to the issuer but subject to a “substantial risk of forfeiture” are not subject to income taxation until the risk of forfeiture lapses. Under the regulations promulgated by the Department of the Treasury under Section 83(a), stock is subject to a “substantial risk of forfeiture” if a recipient’s continued rights in the shares are conditioned on the future performance of substantial services to the issuer or the completion of any other condition related to the purpose for the initial grant of shares, and if there is a substantial possibility that the conditions will not be satisfied. Shares subject to a restricted stock award as to which the risk of forfeiture has not lapsed will generally be subject to a “substantial risk of forfeiture.”

Ordinarily, a recipient of restricted stock that is subject to a risk of forfeiture will not pay income tax on the value of the shares until the restrictions on the shares lapse. The recipient will then have a basis in the shares equal to the value of the shares on the day the risk of forfeiture lapses and the shares are taxed. When the recipient subsequently sells the shares, any gain or loss will be treated as a capital gain or loss.

Any person who receives shares of stock subject to a risk of forfeiture in connection with services performed for the issuer may make an irrevocable election under Section 83(b) of the Internal Revenue Code to be taxed on the value of the shares in the year in which the shares are received rather than when the risk of forfeiture lapses. Awards under the Plan that are issued subject to a risk of forfeiture are intended to qualify for Section 83(b) treatment. A participant under the Plan must make an election to be taxed at the time of the award within 30 days of the date of the award, and will pay ordinary income tax on the value of the shares in excess of any price paid when they are received. A participant who makes this “83(b) election” will take a basis in the stock equal to the value of the award shares when they are issued. If the risk of forfeiture with respect to the award shares lapses and the participant sells the shares, any gain or loss on the transaction will be a capital gain or loss. However, if the recipient forfeits the award shares, he or she may not claim a loss for the prior income recognized, even though he or she paid taxes on the shares when they were received.

When the value of the award shares is taxed to the recipient, the Company receives a federal income tax deduction in an amount equal to the ordinary income that the recipient recognizes with respect to the award shares. The Company may withhold taxes from the recipient at the time the restricted stock award shares are taxed. Any dividends paid on the restricted stock until the restrictions lapse will be taxed to the recipient as compensation income (and the Company will be entitled to a deduction).

Million Dollar Deduction Limit.  Subject to certain exceptions, Section 162(m) of the Internal Revenue Code limits to $1,000,000 a year the deduction that a public company may take for compensation paid to an individual who, on the last day of the taxable year, is either the Company’s chief executive officer or is among one of the four other most highly-compensated officers for that taxable year as reported in the Company’s proxy statement.

Compliance with Deferred Compensation Provisions of American Jobs Creation Act.  The American Jobs Creation Act of 2004 added new Section 409A of the Internal Revenue Code. Section 409A imposes penalty taxes and interest charges on employees who receive certain deferred compensation that does not meet the requirements of Section 409A. The Company intends that awards under the Plan will meet the requirements of Section 409A, but no assurance can be made in this regard.

Withholding Taxes.  Awards granted to participants under the Plan may be subject to federal, state and local income tax and employment tax withholding obligations, and the Company will comply with any requirements to withhold such taxes.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

McGladrey LLP (“McGladrey”) served as the Company’s independent accountants for the fiscal year ending June 30, 2012. The Company’s Audit Committee has appointed McGladrey as the Company's independent accountants for the fiscal year beginning July 1, 2012. At the Annual Meeting of Stockholders, the stockholders will consider and vote on the ratification of the appointment of McGladrey as the Company's independent accountants for the fiscal year beginning July 1, 2012. Representatives of McGladrey will be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from stockholders.

The Board of Directors is submitting the appointment of McGladrey to the stockholders for ratification, even though stockholder ratification of the appointment of McGladrey is not required by the Company’s bylaws or otherwise. If the Company’s stockholders fail to ratify the appointment of McGladrey, the Audit Committee will reconsider whether or not to retain McGladrey. In such event, the Audit Committee may retain McGladrey notwithstanding the fact that the stockholders did not ratify the appointment, or may appoint another accounting firm without re-submitting the matter to a stockholder vote. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating the Company’s independent accountants, may in its discretion, direct the appointment of different independent accountants at any time during the fiscal year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of McGladrey LLP as the Company’s independent accountants for the fiscal year beginning July 1, 2012.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed the Company’s consolidated financial statements for the fiscal year ended June 30, 2012 with management and McGladrey LLP, the Company’s independent accountants. The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the Audit Committee concerning independence, and the Audit Committee has discussed the independent accountants’ independence with the independent accountants.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2012, filed with the Securities and Exchange Commission.

The Audit Committee also reviewed the fees paid to McGladrey LLP during fiscal year 2012 and determined that the services provided by McGladrey LLP are compatible with maintaining its independence.

Audit Committee
Gerald A. Smith, Chairman
Kevin M. Conlisk
Stephen F. Ryan

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

Audit and Non-Audit Fees

The following table sets forth fees billed to the Company by McGladrey for the fiscal years ended June 30, 2012 and 2011:

	2012	2011
Audit Fees	$404,500	$392,292
Audit-Related Fees	—	25,000
Tax Fees	—	—
All Other Fees	—	—

Audit Fees include fees billed for the audit of the Company’s consolidated financial statements included in the Company’s annual report on Form 10-K and reviews of unaudited financial statements included in the Company’s quarterly reports on Form 10-Q. Audit-Related Fees in fiscal year 2011 are comprised of assistance in connection with the purchase of all of the outstanding shares of capital stock of SeaBotix Inc.

Audit Committee Pre-Approval Policy

The Audit Committee must approve in advance all audit and non-audit services (except as permitted by law) provided to the Company by independent accountants. All of the audit and audit-related fees disclosed in the table above were approved by the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons owning more than 10% of the Company’s Common Stock (“Reporting Persons”), to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Reporting Persons are required to furnish the Company with copies of all Section 16(a) reports that they file. Based solely on a review of copies of these filings received by the Company, the Company believes that such Reporting Persons complied with all Section 16(a) filing requirements applicable to Reporting Persons during the fiscal year ended June 30, 2012, except for (i) Form 4s for Messrs. Soto, Hedger, Espeso, Mayerick and Andrews reporting the award of 20,000 shares, 7,500 shares, 4,000 shares, 4,000 shares and 3,000 shares, respectively, of restricted Common Stock on August 18, 2011, which Form 4s were required to be filed by August 22, 2011, and were filed on August 25, 2011, (ii) Form 4s for (a) Mr. Kabureck reporting the award of 300 shares of restricted Common Stock on November 22, 2011, and (b) Mr. Siciliano reporting the grant of options to purchase 7,500 shares of Common Stock and the award of 300 shares of restricted Common Stock on November 22, 2011, which Form 4s were required to be filed by November 25, 2011, and were filed on November 28, 2011, and (iii) a Form 3 for Mr. Siciliano reporting his election as a director of the Company on November 22, 2011, which Form 3 was required to be filed by December 2, 2011, and was filed on August 7, 2012.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors has established procedures for stockholders to send communications regarding issues or concerns with respect to the Company’s business or the functions of the Board of Directors directly to the Company’s Board of Directors. Stockholders may communicate with the Board of Directors as a group or individually by writing to: The Office of the Secretary at the Company’s offices at Four Duke Place, Norwalk, Connecticut 06854. The mailing envelope must contain a clear notation indicating that the enclosed mailing is a “Stockholder — Board Communication” or “Stockholder — Director Communication,” as the case may be. All such letters must identify the author as a stockholder of the Company and, if the letter is a “Stockholder — Director Communication,” clearly state the name or names of the intended director recipients. If not adequately set forth in the letter, the Secretary may require reasonable evidence that a communication is made by a stockholder of the Company before transmitting the communication to the Board of Directors or individual director. If a stockholder wishes the communication to be confidential, the stockholder must clearly indicate on the envelope that the communication is “Confidential.” Stockholder communications will be forwarded by the Secretary to the Chairman of the Board of Directors for distribution to the Board of Directors at the next regularly scheduled meeting of the Board of Directors or at such earlier time as the Chairman deems appropriate, or to the individual director(s) identified.

STOCKHOLDER PROPOSALS

Pursuant to Securities Exchange Act Rule 14a-8, in order to be considered for inclusion in the Company’s proxy statement and form of proxy for next year’s Annual Meeting of Stockholders, any stockholder proposals must be received by the Company’s Secretary at Four Duke Place, Norwalk, Connecticut 06854, on or before June 26, 2013. All proposals must also comply with the applicable requirements of the federal securities laws in order to be included in the Company’s proxy statement and form of proxy for the 2013 Annual Meeting of Stockholders.

A stockholder who wishes to bring business before the 2013 Annual Meeting of Stockholders that will not be included in the Company’s proxy statement and form of proxy must be a stockholder of record at the time notice of the proposal is delivered to the Company’s Secretary, must be entitled to vote at the meeting, and must provide written notice of the proposal to the Company’s Secretary at Four Duke Place, Norwalk, Connecticut 06854, no earlier than the close of business on August 22, 2013 and no later than the close of business on September 11, 2013. Such business must be a proper matter for stockholder action, and the notice must contain certain information and representations and otherwise comply with the requirements set forth in the Company’s Bylaws.

OTHER MATTERS

The Board of Directors does not know of any matters that may come before the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders and in this Proxy Statement. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or facsimile, by regular employees of the Company or others affiliated with the Company. The Company may engage a proxy solicitation firm to assist in the solicitation of proxies and the cost, if any, for such service will be paid by the Company. The Company will reimburse brokers and other persons holding stock in their names or in the names of nominees for their expenses in sending or forwarding proxy material to principals.

All stockholders are urged to execute, date and return promptly the enclosed form of proxy in the enclosed return envelope, regardless of whether they intend to be present in person at the Annual Meeting.

By Order of the Board of Directors,
WILLIAM C. ANDREWS,
Secretary

Norwalk, Connecticut
Dated: October 24, 2012

APPENDIX A

BOLT TECHNOLOGY CORPORATION

2012 STOCK INCENTIVE PLAN

(as approved by the Board of Directors on September 25, 2012)

1. Purpose.  The purpose of the Bolt Technology Corporation 2012 Stock Incentive Plan (the “Plan”) is to recognize the contributions made by Employees and Directors of Bolt Technology Corporation (the “Company”) or a Subsidiary and to provide such persons with an additional incentive to use maximum efforts for the future success of the Company and any Subsidiary and to enhance the ability of the Company or a Subsidiary to attract, retain and motivate individuals upon whom the Company’s sustained growth and financial success depend by providing such persons with an opportunity to acquire or increase their proprietary interest in the Company through receipt of rights to acquire Common Stock or receipt of awards of Restricted Stock or both.

The Plan is intended to replace the Company’s stockholder-approved Amended and Restated 2006 Stock Option and Restricted Stock Plan that is currently in effect (the “2006 Plan”), which will be automatically terminated and replaced by the Plan on the effective date of the Plan. Any awards previously granted under the 2006 Plan will remain in effect pursuant to their terms.

2. Definitions.  As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

“Award” means any right granted under the Plan, including an Option or an award of Restricted Stock.

“Award Document” means an Option Document or a Restricted Stock Award Agreement.

“Board” or “Board of Directors” means the Board of Directors of the Company duly elected by the shareholders of the Company.

“Change of Control” means the earliest to occur of any of the following events: (i) the consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a Subsidiary; (ii) consummation of a merger, plan of reorganization, consolidation or share exchange with any other entity, and immediately following such a transaction the holders of the voting securities of the Company or such surviving entity immediately prior to such transaction hold securities representing fifty percent (50%) or less of the combined voting power of the voting securities of the Company or such surviving entity immediately after such transaction; (iii) any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, as amended, other than the Company or any of its Subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries shall have become the beneficial owner of, or shall have obtained voting control over, more than fifty percent (50%) of the outstanding Shares of the Company’s Common Stock, or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; provided, however, that as to any award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Change of Control” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Board of Directors, or a committee of the Board of Directors appointed in accordance with Section 3 of the Plan, when acting in connection with the administration of the Plan.

“Common Stock” means the common stock, no par value, of the Company.

“Company” means Bolt Technology Corporation, a Connecticut corporation.

“Continuous Service” means that the Participant’s service with the Company or a Subsidiary, whether as an Employee or Director, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the

Participant renders service to the Company or a Subsidiary as an Employee or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Director will not constitute an interruption of Continuous Service. Notwithstanding the foregoing, a Participant’s Continuous Service shall be deemed to have terminated with respect to all Incentive Stock Options granted to such Participant on such date as such Participant’s Continuous Service as an Employee terminates. To the extent permitted by law and any leave of absence policy of the Company, the Committee or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave; provided, however, a Participant’s Continuous Service shall not be deemed to have been terminated because of an approved leave of absence from active service with the Company or a Subsidiary on account of temporary illness, authorized vacation, or granted for reasons of professional advancement, education, health, or government service, or during military leave for any period that is required by the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended (“USERRA”) (if the Participant returns to active service with the Company or a Subsidiary within the period required by USSERA after termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable and binding statute (such as the Family and Medical Leave Act of 1993, as amended), personnel policy, or employment agreement. Whether an authorized leave of absence constitutes termination of Continuous Service hereunder shall be determined by the Committee.

“Director” means each member of the Board of Directors of the Company.

“Disability” means (i) in the case of a Participant who receives a Nonqualified Stock Option or an award of Restricted Stock and whose employment arrangement with the Company or a Subsidiary is subject to the terms of an employment agreement between such Participant and the Company or Subsidiary, which employment agreement includes a definition of “Disability,” the meaning set forth in such agreement for “Disability” during the period that agreement remains in effect; and (ii) in all other cases, the term “Disability” as used in this Plan or any Award Document shall have the meaning set forth in Section 22(e)(3) of the Code; provided, however, that as to any award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Disability” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

“Employee” means any person, including officers, employed by the Company or a Subsidiary. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered an “Employee” for purposes of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of a particular date, the value of the Common Stock determined as follows: (i) if the Common Stock is traded in a public market, then the Fair Market Value per share shall be, (A) if the Common Stock is listed on a national securities exchange or included in the NASDAQ Stock Market, the last reported sale price thereof on the relevant date (or if no Shares of Common Stock were traded on such date, the next preceding date on which the Common Stock was traded), or (B) if the Common Stock is not so listed or included, the average of the last reported “bid” and “asked” prices thereof on the relevant date (or if no Shares of Common Stock were traded on such date, the next preceding date on which the Common Stock was traded) as reported on the OTC Bulletin Board, or the Fair Market Value per share as determined by any other method adopted by the Committee from time to time as the Committee may deem appropriate or as may be required in order to comply with applicable laws and regulations; and (ii) at any time at which the Common Stock is not traded in a public market, then the Fair Market Value per share shall be determined by the Board, acting in good faith using a reasonable application of a reasonable method taking into consideration the provisions of the Treasury Regulations promulgated under Section 409A of the Code, and such determination shall be final and binding for all purposes of the Plan.

“Incentive Stock Option” or “ISO” means an Option that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non-Employee Director” means a Director who either (i) is not a current Employee or officer of the Company or a Subsidiary and does not receive compensation directly or indirectly from the Company or a Subsidiary for services rendered as a consultant or in any capacity other than as a Director, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act.

“Nonqualified Stock Option” means an Option that is not intended to qualify, or otherwise does not qualify, as an “incentive stock option” within the meaning of Section 422 of the Code.

“Option” means either an ISO or a Nonqualified Stock Option granted under the Plan.

“Option Document” means the document described in Section 7A of the Plan that sets forth the terms and conditions of an Option grant. Each Option Document shall be subject to the terms and conditions of the Plan.

“Optionee” means a person to whom an Option has been granted under the Plan, which Option has not been exercised and has not expired or terminated, or if applicable, such other person who holds an outstanding Option.

“Option Price” means the price at which Shares may be purchased upon exercise of an Option determined in accordance with Section 6(b) of the Plan.

“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

“Restricted Stock” means Shares awarded pursuant to Section 7 under the Plan, subject to any restrictions or conditions as are established pursuant to the Plan.

“Restricted Stock Award Agreement” means the agreement described in Section 7 of the Plan that sets forth the terms and conditions of an award of Restricted Stock. Each Restricted Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock of the Company that are the subject of Awards.

“Subsidiary” means a corporation that is a subsidiary corporation with respect to the Company within the meaning of Section 424(f) of the Code.

“Ten Percent Shareholder” means an Employee who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a Subsidiary.

3. Administration of the Plan.  The Plan shall be administered by the Board; however, the Board may designate a committee composed of two or more Non-Employee Directors to administer the Plan in its stead. Any such committee so designated by the Board to administer the Plan shall be constituted as necessary to comply with the legal requirements, if any, relating to the administration of the types of Awards granted under the Plan imposed by applicable corporate and securities laws, the Code and any stock exchange or national market system upon which the Common Stock is then listed or traded. Notwithstanding anything to the contrary contained in this Section 3, the Board shall constitute the Committee and administer the Plan with respect to Awards granted to Non-Employee Directors.

(a) Meetings.  The Committee may hold meetings at such times and places as it may determine. Acts approved at a meeting by a majority of the members of the Committee or acts approved in writing by the unanimous consent of the members of the Committee shall be the valid acts of the Committee.

(b) Powers of Committee.  The Committee shall have the power, subject to the express provisions of the Plan:

(i) To determine from time to time which of the eligible persons under the Plan shall be granted Awards; when and how each Award shall be granted; what type or combinations of types of Awards shall be granted; the provisions of each Award granted, which need not be identical, including any terms of vesting of any Option granted and the price at which the Option shall be granted, and any restrictions (including, without limitation, any risk of forfeiture) and the purchase price, if any, of any Restricted Stock awarded; and, the number of Shares subject to the Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Document in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(iii) Generally, to exercise such other powers and perform such acts as the Committee deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or any Awards.

(iv) The Committee may delegate to officers or employees of the Company or a Subsidiary the authority, subject to such terms as the Committee may determine, to perform administrative functions with respect to the Plan and Award Documents.

(c) Exculpation.  No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards under the Plan, provided that this Subsection 3(c) shall not apply to: (i) any breach of such member’s duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law; (iii) acts or omissions that would result in liability under the circumstances described in the exclusions contained in Section 33-636(b)(4) of the Connecticut Business Corporation Act, as amended; and (iv) any transaction from which the member derived an improper personal benefit.

(d) Indemnification.  Service on the Committee shall constitute service as a member of the Board of the Company. Each member of the Committee shall be entitled without further action on such person’s part to indemnity from the Company to the fullest extent provided by applicable law and the Company’s Certificate of Incorporation and/or Bylaws in connection with or arising out of any action, suit or proceeding with respect to the administration of the Plan or the granting of Awards thereunder in which such person may be involved by reason of such person’s being or having been a member of the Committee, whether or not such person continues to be a member of the Committee at the time of the action, suit or proceeding.

(e) Effect of Committee Action.  The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Award Documents evidencing same) shall be made in its discretion and need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. All determinations and interpretations made by the Committee shall be final, binding and conclusive on all persons, including without limitation, all Participants and persons claiming rights from or through a Participant.

(f) Repricing Prohibited.  Except to the extent permitted under Section 9 in connection with adjustments for changes in capitalization, the Committee shall not, without shareholder approval, lower the exercise price of any outstanding Option, or at a time when the exercise price of an Option exceeds the Fair Market Value of the underlying Shares of Common Stock, settle, cancel or exchange any outstanding Option in consideration for the grant of a new Award with a lower exercise price or for a cash payment.

4. Shares Subject to Plan.  Subject to adjustment as provided in Section 9, the number of Shares that may be issued pursuant to Awards shall not exceed, in the aggregate, 750,000 Shares. The Shares shall be issued from authorized and unissued or reacquired Common Stock, including Shares repurchased by the Company. If an Option shall for any reason expire or otherwise terminate without having been exercised in full for any reason, or if all or any portion of the Shares of Restricted Stock subject to an award of Restricted Stock shall be forfeited for any reason, the Shares for which the Option was not exercised or the Shares so forfeited shall revert to, and may again become available for the grant of one or more Awards under the Plan.

No Awards shall be granted under the Plan after June 30, 2022; provided, however, that all Awards granted under the Plan prior to such date shall remain in effect until: (i) in the case of Options, such Options have been exercised or terminated in accordance with the Plan and the terms of such Options, or (ii) in the case of an award of Restricted Stock, the Shares subject to such Award are no longer subject to any restrictions (including, without limitation, any risk of forfeiture) or have been returned to the Company in accordance with the Plan and the terms of the applicable Restricted Stock Award Agreement.

5. Eligibility.

(a) Eligibility for Grant of Awards.

(i) Grants to Employees.  Nonqualified Stock Options and/or ISOs and/or Restricted Stock (or a combination thereof), may be granted to Employees of the Company or its Subsidiaries, at the discretion of the Committee.

(ii) Grants to Directors.  Each Non-Employee Director shall be eligible to receive grants of Nonqualified Stock Options and/or Restricted Stock (or combination thereof) for up to a maximum of 3,000 Shares of Common Stock of the Company per annum while such Non-Employee Director is serving as a Director of the Company, at the discretion of the Committee. No other grants shall be made to Non-Employee Directors under the Plan.

(b) Ten Percent Shareholders.  A Ten Percent Shareholder shall not be granted an ISO unless the exercise price of such Option is at least 110% of the Fair Market Value of the Common Stock on the date of grant, and the Option is not exercisable after the expiration of five (5) years from the date of grant.

(c) Committee to Determine.  The Committee, in its sole discretion, shall determine all questions of eligibility to receive Awards under the Plan.

6. Option Awards.  Each Option granted under the Plan shall be a Nonqualified Stock Option, unless the Option specifically shall be designated at the time of grant to be an ISO. If any Option designated as an ISO is determined for any reason not to qualify as an incentive stock option within the meaning of Section 422 of the Code, such Option shall be treated as a Nonqualified Stock Option for all purposes under the provisions of the Plan. Each Option granted pursuant to the Plan shall be evidenced by an Option Document in such form as the Committee shall from time to time approve, which Option Document shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan.

(a) Number of Option Shares.  Each Option Document shall state the number of Shares to which it pertains. An Optionee may receive more than one Option and the Options received may include Options that are intended to be ISOs and Options that are not intended to be ISOs, but only on the terms, and subject to the conditions and restrictions, of the Plan.

(b) Option Price.  Each Option Document shall state the Option Price applicable to the Option granted therein. Subject to the provisions of Section 5(b) with respect to a Ten Percent Shareholder granted an ISO, the exercise price of any Option, whether a Nonqualified Stock Option or an ISO, shall in no event ever be less than 100% of the Fair Market Value of the Shares subject to the Option on the date the Option is granted as determined by the Committee in accordance with this Section 6(b). Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(c) Exercise.  No Option shall be exercisable during the year ending on the first anniversary date of the granting of the Option. No Option shall be deemed to have been exercised prior to the receipt by the Company of written notice of such exercise and of payment in full of the Option price for the Shares to be purchased. Each such notice shall specify the number of Shares to be purchased and (unless the Shares are covered by a then current registration statement or a notification under Regulation A under the Securities Act) shall contain the Optionee’s acknowledgment in form and substance satisfactory to the Company that: (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Optionee has been advised and understands that (A) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Optionee any exemption from such registration; (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws and any other restrictions contained in the Plan and the applicable Option Document; and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Option Documents may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (1) registration under federal or state securities laws, (2) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (3) the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or (4) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer exercise of any Option granted hereunder until any of the events described in this sentence has occurred.

(d) Medium of Payment.  The purchase price of Common Stock acquired pursuant to the exercise of an Option shall be paid, to the extent permitted by applicable law and as determined by the Committee in its sole discretion, by one or more of the following methods. The Committee shall have authority to grant Options that do not entitle the Optionee to use all methods or that require prior written consent of the Company to use certain of the methods. The methods of payment of the Option price are:

(i) cash or check payable in clearinghouse funds to the order of the Company;

(ii) by delivery to the Company of other Shares of Common Stock which, unless otherwise determined by the Committee, have been held for more than six (6) months;

(iii) by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of the Shares with a Fair Market Value that does not exceed the Option price; provided, however, that the Company shall accept cash or other payment from the Optionee to the extent of any remaining balance of the aggregate Option price not so satisfied, provided further that the Shares will no longer be outstanding under an Option and will not be exercisable thereafter to the extent so applied or withheld to satisfy tax withholding obligations pursuant to Section 11 below; or

(iv) any other form of legal consideration that may be acceptable to the Committee.

(e) Vesting.  The total number of Shares subject to an Option may vest and therefore become exercisable in periodic installments that may or may not be equal. An Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on the satisfaction of certain performance criteria) as the Committee may deem appropriate. The vesting provisions of individual Options may vary.

(f) Termination of Options.

(i) No Option shall be exercisable after the first to occur of the following:

(A) Expiration of the Option term specified in the Option Document, which expiration shall occur no later than (1) ten (10) years from the date of grant, or (2) five (5) years from the date of grant of an ISO if the Optionee on the date of grant is a Ten Percent Shareholder;

(B) Unless otherwise set forth in the Option Document, expiration of three (3) months from the date the Optionee’s Continuous Service terminates by reason of the Optionee’s retirement or Disability; provided however, that if the Optionee dies within such three-month period, any unexercised Option, to the extent to which it was exercisable at the time of his death, shall thereafter be exercisable for a period not exceeding fifteen (15) months from the date of his death;

(C) Unless otherwise set forth in the Option Document, expiration of fifteen (15) months from the date Optionee’s Continuous Service terminates due to the Optionee’s death;

(D) Unless otherwise set forth in the Option Document or in (E) below with respect to Non-Employee Director Options, upon the termination date of the Optionee’s Continuous Service in the event that the Optionee’s Continuous Service is terminated for any reason other than death, Disability or retirement; or

(E) Notwithstanding (B) and (D) above, in the case of Options granted to Non-Employee Directors pursuant to Section 6 above, expiration of a period of thirty (30) days from the date the Optionee’s Continuous Service terminates; provided however, that if the Non-Employee Director dies within such thirty (30) days, any unexercised Option, to the extent to which it was exercisable at the time of his death, shall thereafter be exercisable for a period not exceeding fifteen (15) months from the date of his death; or

(F) The date, if any, set by the Board of Directors or the Committee as an accelerated expiration date in the event of the liquidation or dissolution of the Company or a Change of Control.

(ii) Notwithstanding the foregoing, if an Optionee’s employment terminates by death, Disability or retirement after the first anniversary date of the granting of the Option and prior to an installment of his Option (other than the first installment) becoming exercisable and if there are no conditions to the next succeeding installment becoming exercisable other than the passage of time, his Option thereupon shall become exercisable with respect to a number of Shares (in addition to Shares covered by installments theretofore matured) equal to a pro rata portion of the Shares for which it would become exercisable upon the maturity of the next succeeding installment, such pro rata portion to be based upon the proportion which the number of full months in the period beginning with the maturity date of the next preceding installment and ending with such termination of his employment bears to the total number of full months in the period beginning with the maturity date of the next preceding installment and ending with the maturity date of the next succeeding installment.

(iii) Notwithstanding the foregoing, the Committee may extend the period during which all or any portion of an Option may be exercised to a date no later than the Option term specified in the Option Document pursuant to Subsection 6(f)(i)(A), provided that any change pursuant to this Subsection 6(f)(iii) which would cause an ISO to become a Nonqualified Stock Option may be made only with the consent of the Optionee.

(g) Transferability of Options.  Unless otherwise determined by the Committee with respect to a Nonqualified Stock Option, no Option granted under the Plan may be transferred, except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of an Optionee only by the Optionee. Notwithstanding the foregoing, an Optionee may, by delivering written notice to the Company in form satisfactory to the Company, designate a third party who, in the event of the Optionee’s death, shall thereafter be entitled to exercise the Option.

(h) Limitation on ISO Grants.  To the extent that the aggregate Fair Market Value of the Shares of Common Stock (determined at the time the ISO is granted) with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Company or its Subsidiaries in which such Optionee has been granted ISOs exceeds $100,000, the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonqualified Stock Options, notwithstanding any contrary provision of the applicable Option Document.

(i) Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Option shall contain such provisions such that such Option will comply with the requirements of Section 409A of the Code. Such provisions, if any, shall be determined by the Committee and shall be set forth in the Option Document evidencing such Option.

(j) Other Provisions.  Subject to the provisions of the Plan, the Option Documents shall contain such other provisions including, without limitation, additional restrictions upon the exercise of the Option or additional limitations upon the term of the Option, as the Committee shall deem advisable.

(k) Amendment.  Subject to the provisions of the Plan, the Committee shall have the right to amend Option Documents issued to an Optionee, subject to the Optionee’s consent if such amendment is not favorable to the Optionee, except that the consent of the Optionee shall not be required for any amendment made pursuant to Subsection 6(f)(i)(F) or Sections 8 and 9 of the Plan, as applicable.

7. Restricted Stock Awards.  Each award of Restricted Stock pursuant to the Plan shall be evidenced by a Restricted Stock Award Agreement in such form as the Committee shall from time to time approve, which Restricted Stock Award Agreement shall comply with and be subject to the following terms and conditions and such other terms and conditions as the Committee shall from time to time require that are not inconsistent with the terms of the Plan. A Participant shall have no rights with respect to the Shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement and paid the full purchase price, if any, for said Shares to the Company in the manner set forth in the Restricted Stock Award Agreement.

(a) Number of Shares of Restricted Stock.  Each Restricted Stock Award Agreement shall state the number of Shares to which it pertains. Participants may receive more than one award of Restricted Stock, but only on the terms, and subject to the conditions and restrictions, of the Plan.

(b) Purchase Price.  Restricted Stock may be awarded for such consideration as is determined by the Committee in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(c) Medium of Payment.  The purchase price, if any, payable to purchase Restricted Stock shall be paid by cash or check payable in clearinghouse funds to the order of the Company, or any other form of legal consideration that may be acceptable to the Committee in its sole discretion and permissible under applicable law.

(d) Restrictions.  Each Restricted Stock Award Agreement shall state the terms and conditions, if any, pursuant to which the Participant shall acquire a nonforfeitable right to the Shares awarded as Restricted Stock. Shares may become nonforfeitable immediately or in periodic installments that may or may not be equal. An award of Restricted Stock may be subject to such other terms and conditions on the time or times when the Shares under such award shall become nonforfeitable (which may be based on the satisfaction of certain performance criteria), or such other restrictions (including, without limitation, limitations on the right to vote the Shares or the right to receive dividends on the Shares), as the Committee may deem appropriate. Restrictions with respect to individual awards of Restricted Stock may vary. Unless the Committee determines otherwise, certificates evidencing Shares of Restricted Stock shall (i) bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock and (ii) remain in the possession of the Company until such time as all applicable restrictions lapse.

(e) Termination.  Unless otherwise provided in the Restricted Stock Award Agreement, any Shares under an award of Restricted Stock that remain subject to a risk of forfeiture on the date a Participant’s Continuous Service terminates shall be forfeited and automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Participant nor his or her heirs, executors, administrators or successors shall have any right or interest in such Restricted Stock or the award of Restricted Stock.

(f) Transferability.  Shares of Restricted Stock shall not be sold, assigned, exchanged, transferred, pledged, hypothecated or otherwise disposed of by the Participant except as expressly permitted by the terms and conditions of the Restricted Stock Award Agreement, as the Committee shall determine in its discretion, so long as such Shares remain subject to the terms of the Restricted Stock Award Agreement.

(g) Issuance of Restricted Stock.  Unless the Shares are covered by a then current registration statement or a notification under Regulation A under the Securities Act, each Restricted Stock Award

Agreement shall contain the Participant’s acknowledgment in form and substance satisfactory to the Company that: (i) such Shares are being purchased for investment and not for distribution or resale (other than a distribution or resale which, in the opinion of counsel satisfactory to the Company, may be made without violating the registration provisions of the Securities Act); (ii) the Participant has been advised and understands that (A) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act and are subject to restrictions on transfer, and (B) the Company is under no obligation to register the Shares under the Securities Act or to take any action which would make available to the Participant any exemption from such registration; (iii) such Shares may not be transferred without compliance with all applicable federal and state securities laws and any other restrictions contained in the Plan and the applicable Restricted Stock Award Agreement; and (iv) an appropriate legend referring to the foregoing restrictions on transfer and any other restrictions imposed under the Restricted Stock Award Agreement may be endorsed on the certificates. Notwithstanding the foregoing, if the Company determines that issuance of Shares should be delayed pending (1) registration under federal or state securities laws, (2) the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from such registration is available, (3) the listing or inclusion of the Shares on any securities exchange or an automated quotation system, or (4) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the issuance of such Shares, the Company may defer issuance of any Shares under an award of Restricted Stock granted hereunder until any of the events described in this sentence has occurred.

(h) Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any award of Restricted Stock shall contain such provisions such that such award will comply with the requirements of Section 409A of the Code. Such provisions, if any, shall be determined by the Committee and shall be set forth in the Restricted Stock Award Agreement evidencing such award.

(i) Other Provisions.  Subject to the provisions of the Plan, the Restricted Stock Award Agreement shall contain such other provisions including, without limitation, additional terms and conditions with respect to when the Participant will obtain a nonforfeitable right to the Shares, as the Committee shall deem advisable.

(j) Amendment.  Subject to the provisions of the Plan, the Committee shall have the right to amend Restricted Stock Award Agreements issued to a Participant, subject to the Participant’s consent if such amendment is not favorable to the Participant, except that the consent of the Participant shall not be required for any amendment made pursuant to Sections 8 and 9 of the Plan, as applicable.

8. Change of Control.

(a) Options.  Unless otherwise provided in an applicable Option Document, immediately following the consummation of a Change of Control, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by a successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of any agreement governing a Change of Control. If Options terminate and are not assumed in connection with a Change of Control, all holders of such Options shall receive the same consideration that shareholders receive upon such Change of Control to the extent that such Options are vested immediately prior to such Change of Control reduced by the Option price such Optionee would have had to pay upon the exercise of their respective Options and any applicable withholding taxes. The Committee may provide for full or partial vesting of any outstanding Option prior to a Change of Control in the applicable Option Document or by unilateral amendment to any such Option Document after the grant of any such Option.

(b) Restricted Stock.  The Committee shall have the discretion to provide in each Restricted Stock Award Agreement the terms and conditions that relate to the lapse of any restrictions on the Shares of Restricted Stock subject thereto, including without limitation any risk of forfeiture, in the event of a Change in Control, which terms and conditions may vary in each Restricted Stock Award Agreement. The Committee may provide for lapse of restrictions on any Shares subject to an award of Restricted Stock prior to a Change of Control in the applicable Restricted Stock Award Agreement or by unilateral amendment to any such Restricted Stock Award Agreement after the grant of any such award.

9. Adjustments on Changes in Capitalization.  The aggregate number of Shares and class of Shares as to which Awards may be granted hereunder, the number and class or classes of Shares covered by each outstanding Award and the Option price or purchase price, as applicable, thereof, shall be proportionately adjusted in the event of a stock dividend, stock split, recapitalization or other change in the number or class of issued and outstanding equity securities of the Company resulting from a subdivision or consolidation of the Common Stock and/or a recapitalization, reorganization or other capital adjustment (not including the issuance of Common Stock on the conversion or exchange of other securities of the Company which are convertible into or exchangeable for Common Stock) affecting the Common Stock which is effected without receipt of consideration by the Company. The Committee shall have authority to determine the adjustments to be made under this Section, and any such determination by the Committee shall be final, binding and conclusive; provided, however, that no adjustment shall be made which will cause an ISO to lose its status as such without the consent of the Optionee, except in the case of any adjustment that may be deemed to have been made pursuant to a Change of Control under Section 8.

10. No Commitment to Retain.  The grant of an Award pursuant to the Plan shall not be construed to imply or to constitute evidence of any agreement, express or implied, on the part of the Company or any Subsidiary to retain the Participant in the employ or service of the Company or a Subsidiary and/or as a member of the Company’s Board or in any other capacity, or interfere in any way with the right of the Company or a Subsidiary to terminate the services of a Participant.

11. Withholding of Taxes.  Whenever the Company proposes or is required to deliver or transfer Shares in connection with the exercise of an Option or an award of Restricted Stock, the Company shall have the right to: (a) require the recipient to remit or otherwise make available to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery or transfer of any certificate or certificates for such Shares; or (b) take whatever other action it deems necessary to protect its interests with respect to tax liabilities. The Company’s obligation to make any delivery or transfer of Shares shall be conditioned on the Participant’s compliance, to the Company’s satisfaction, with any withholding requirement. With the consent of the Committee, in its sole discretion, a Participant may satisfy any such withholding obligations by (i) authorizing the Company to withhold sufficient Shares from the Shares otherwise issuable to the Participant as a result of the exercise of the Option or the award of Restricted Stock, provided, however, that no Shares are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (ii) delivering to the Company other owned and unencumbered Shares of Common Stock.

12. Shareholder Rights.  No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to any Shares subject to an Award unless and until such Participant has satisfied all requirements (i) in the case of an Option, for exercise of the Option pursuant to its terms and (ii) in the case of an award of Restricted Stock, for receipt of Shares subject to the award of Restricted Stock (subject to any restrictions, including, without limitation, any risk of forfeiture) in accordance with the terms of such award.

13. Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Committee may impose such other clawback, recovery or recoupment provisions in an Award Document as the Committee determines necessary or appropriate, including but not limited to, a reacquisition right in respect of previously acquired shares of Stock or other cash or property upon the occurrence of cause.

14. Interpretation.  The Plan is intended to enable transactions under the Plan with respect to directors and officers (within the meaning of Section 16(a) under the Exchange Act) to satisfy the conditions of said Rule 16b-3 under the Exchange Act or its successors; to the extent that any provision of the Plan would cause a conflict with such conditions or would cause the administration of the Plan as provided in Section 3 to fail to satisfy the conditions of said Rule 16b-3, such provision shall be deemed null and void to the extent permitted by applicable law. This Section shall not be applicable if no class of the Company’s equity securities is then registered pursuant to Section 12 of the Exchange Act.

15. Amendment or Termination of the Plan.  The Board may amend, suspend or terminate the Plan, but no such amendment or termination shall be made which would adversely affect any outstanding Awards without the written consent of the affected Participants. In addition, to the extent necessary to comply with Section 422 of the Code, Section 16b-3 under the Exchange Act or any other applicable law or regulation, including the requirements of any stock exchange or national market system upon which the Common Stock is then listed, the Company shall obtain shareholder approval of any Plan amendment or termination.

16. Term of Plan and Effective Date; Termination of 2006 Plan.

(a) Term of Plan.  Unless sooner terminated by the Board pursuant to Section 15, the Plan shall automatically terminate on September 24, 2022, the day before the tenth (10th) anniversary of the date the Original Plan was adopted by the Board; provided however, that all applicable provisions with respect to Awards granted prior to such termination shall remain in effect until (i) in the case of Options, all the outstanding Options have been exercised or expired in accordance with the Plan and the terms of the Options and (ii) in the case of Shares of Restricted Stock, all Shares subject to awards of Restricted Stock are no longer subject to any restrictions (including, without limitation, any risk of forfeiture) or have been returned to the Company in accordance with the Plan and the terms of the applicable Restricted Stock Award Agreement.

(b) Effective Date.  The Plan is effective as of September 25, 2012, the date on which the Plan was approved by the Board of Directors. The Plan is conditioned on the approval of the shareholders of the Company within twelve (12) months after the date the Plan was so adopted by the Board. No Awards shall be granted under the Plan until the Plan is duly approved by the shareholders of the Company.

(c) 2006 Plan.  Upon approval of the Plan by the shareholders of the Company, the Plan shall supercede and replace in its entirety the Bolt Technology Corporation Amended and Restated 2006 Stock Option and Restricted Stock Plan (the “2006 Plan”), which shall thereupon be automatically deemed terminated and no new grants made thereunder; provided however, that notwithstanding the foregoing, the 2006 Plan shall remain in effect with respect to Awards (as defined in the 2006 Plan) previously granted, as set forth in Section 15(b) of the 2006 Plan.

17. Choice of Law.  The law of the State of Connecticut shall apply to all matters relating to the construction, validity and interpretation of the Plan and the Awards granted under the Plan, without regard to such state’s conflict of laws principles.

BOLT TECHNOLOGY CORPORATION

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

Item 1. ELECTION OF DIRECTORS
Nominees:
Class whose term expires in 2015: 01 - Michael H. Flynn 02 - George R. Kabureck 03 - Raymond M. Soto

☐ **Mark here to vote FOR all nominees**

☐ **Mark here to WITHHOLD vote from all nominees**

☐ **For All EXCEPT** - To withhold a vote for one or more nominees, mark here and mark the corresponding numbered box(es) to the right ☐ 01 ☐ 02 ☐ 03

	For	Against	Abstain
Item 2. Advisory vote on the compensation of the Company's named executive officers.	☐	☐	☐
Item 3. Approval of the adoption of the Company's 2012 Stock Incentive Plan.	☐	☐	☐
Item 4. Ratification of appointment of McGladrey LLP as independent accountants for the fiscal year beginning July 1, 2012.	☐	☐	☐

Item 5. To transact in their discretion such other business as may properly come before the meeting, or any adjournment or postponement thereof.

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 1 4 5 3 0 8 2

01IZJD

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — BOLT TECHNOLOGY CORPORATION

The undersigned hereby appoints Raymond M. Soto and William C. Andrews proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of Bolt Technology Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Stockholders of the Company to be held November 20, 2012 or any adjournment or postponement thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED IN ITEM 1, AND "FOR" THE PROPOSALS SET FORTH IN ITEMS 2, 3 AND 4.

(Continued and to be marked, dated and signed, on the other side)